Agreement No. 02024517
Between

Calibrus, Inc.
And
SBC Services, Inc.
For
Services

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
1

 TABLE OF CONTENTS

ARTICLE 1-PREAMBLE                                                                                                           4

1.1 Preamble and Effective Date                                                                                               4

1.2 Scope of Agreement

4

ARTICLE 2- DEFINITIONS

4

ARTICLE. 3- General Clauses

6

  3.1 Affiliate

6

  3.2 Amendments and Waivers,

6

  3.3 Assignment

7

  3.4 Cancellation and Termination

7

  3.5 Compliance with Laws                                                                                                         8

  3.6 Conflict of Interest.                                                                                                              8

  3.7 Construction and interpretation

8

  3.8 Cumulative Remedies

9

  3.9 Delivery Performance and Acceptance

9

  3.10 Entire Agreement

10

  3.11 Force Majeure

10

  3.12 Governing Law

10

  3.13 Indemnity

10

  3.14 Information

12

  3.15 Infringement of Third Party Intellectual Property Rights

13

  3.16 Insurance

14

  3.17 Invoicing and Payment

15

  3.18 Licenses and Patents

16

  3.19 Limitation of Liability

16

  3.20 Liquidated Damages

16

  3.21 Most Favored Customer

17

  3.22 M/WBE (and Exhibits)

17

  3.23 MBE/WBE/DVBE Cancellation Clause

17

  3.24 Non-Exclusive Market

19

  3.25 Notices

19

  3.26 Price

                                                                                                           20

  3.27 Publicity

20

  3.28 Quality Assurance,

20

  3.29 Records and Audits

23

  3.30 Severability

23

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier; their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
2

TABLE OF CONTENTS (Continued)

3.31 Survival of Obligations

23

3.32 Taxes

24

3.33 Term of Agreement

25

3.34 Warranty

25

3.35 Work  Orders

27

ARTICLE 4- SPECIAL TERMS

27

4.1 Access

27

4.2 Background Cheek

28

4.3 Electronic Data .Interchange (EDI)

28

4.4 Independent Contractor

29

4.5 Information Customer

30

4.6 Technical Support

31

4.7 Key Personnel

31

4.8 Source Code Availability                                                                                                    32

4.9 Testimony

32 4.10 Work Done By Others                                                                                                     32

APPENDICES AND EXHIBITS

Appendix 1.2(1) - Description of Services

Appendix 1.2(2) -  Prices

Appendix 1.2(3) -  Specifications/Requirements

Appendix 3.5      - Executive Orders and Federal Regulations Work Order/Statement of Services

Appendix 3.35    - Work Order/Statement of Services

Appendix 4.9      - Form of Escrow Agreement

Exhibit A - Prime Supplier MBE/WBE/DVBE Participation Plan Exhibit.B - M/WBE-DVBE Results Report

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
3

ARTICLE 1 - PREAMBLE

1.1

Preamble and Effective Date

This Agreement, effective on the date when signed by the last Party ("Effective Date"), is between Calibrus, Inc, a Nevada corporation ("Supplier"), and SBC Services, Inc, a Delaware corporation ("SBC"), each of which may be referred to in the singular as "Party" or in the plural as "Parties."

1.2 Scope of Agreement

Subject to the terms and conditions of this Agreement, Supplier shall provide to SBC the Material and Services described in Appendix 1.2(1), pursuant to and in conformance with Orders submitted by SBC. The applicable price for the Services is specified in Appendix 1.2(2). Supplier agrees that the Services shall strictly conform to the Specifications, including these specified in Appendix 1.2(3).

ARTICLE 2 - DEFINITIONS

2.1

"Accept" or "Acceptance" means SBCs acceptance of the Material or Services ordered by SBC and provided by Supplier as specified in Section 3.9, Delivery, Performance and Acceptance. SBCs Acceptance shall occur no earlier than Supplier's Delivery of Material and/or Services in strict compliance with the Specifications.

2.2

"Acceptance Date" means the date on which SBC Accepts Material and/or Services,

2.3

"Affiliate" means (1) a company., whether incorporated or not which owns, directly or indirectly, a majority interest in either Party (a "parent company"), and (2) a company, whether incorporated or not, in which a five percent (5%) or greater interest is owned, either directly or indirectly, by: (i) either Party Cr (ii) a parent company.

2.4

"Agreement" shall have the meaning specified in the Section called "Entire Agreement."

2.5

"Cancellation" means the occurrence by which either Party puts an end to this Agreement or Orders placed under this Agreement for breach by the other, and its effect is the same as that of "Termination" and, except as otherwise provided for herein, the canceling Party also retains any remedy for breach of the whole Agreement or any unperformed balance.

2.6

"Delivery" means Supplier's obligation to provide Material and/or: Services that strictly conform to the Specifications. Supplier completes Delivery: (i) upon SBC's possession of the

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
4

Material if Supplier is not required to provide additional Services, such as installation, (ii) upon completing such additional Services, if Supplier is required to provide such Services in connection with providing Material, or (iii) for Services, upon completing the provision of Services. Notwithstanding the above, Delivery shall not be deemed completed until the Supplier causes the Material and Services to strictly conform to the Specifications.

 2.7

"Delivery Date" means the date on which the Parties agree Supplier is scheduled in this Agreement or an Order to complete its Delivery.

2.8

"Documentation" means all documentation, including, but not limited to, user and system manuals and instructions and training materials in machine readable or printed form, and Supplier's written Specifications,

2.9

"Information" means all ideas, discoveries, concepts, know-how, trade secrets, techniques, designs, Specifications, drawings, sketches, models, manuals, samples, tools, computer programs, technical information, and other confidential business, customer or personnel information or data, whether provided orally, in writing, or through electronic or other means,

2.10 "Laws" shall have the meaning specified in the Section called "Compliance with Laws."

 2.11 "Liability" means all losses, damages, expenses, costs, penalties, fines and fees, including reasonable attorneys' fees and consulting fees, arising from or incurred in connection with a claim or cause of action related to performance or omission of acts under this Agreement or any Order, including, but not limited to, claims or causes of actions brought by third parties

 2.12 "Material" means a unit of equipment, apparatus, components, tools, supplies, material, Documentation, hardware, or firmware thereto, or software purchased or licensed here under by SBC from Supplier, including third party Material provided or furnished by Supplier in connection with the Services provided hereunder. Material shall be deemed to include any replacement parts.

 2.13 "Order" means such purchase orders, work orders, forms, memoranda or other written communications as may be delivered to Supplier for the purpose of ordering Services hereunder.

 2.14 "Service(s)" means any and all labor or service provided in connection with this Agreement or an applicable Order, including, but not limited to, consultation, engineering, installation, removal, maintenance, training, technical support, repair, and programming. The term "Service" shall also include any Material, including any Documentation, provided by Supplier in connection with providing the Services.

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SI3C, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
5

 2.15 "Specifications" mean (i) Supplier's applicable Specifications and descriptions, including any warranty statements, and (ii) SBC's requirements, Specifications, and descriptions specified in, or attached to, this Agreement or an applicable Order, which shall control over an inconsistency with Supplier's Specifications and descriptions.

 2.16 "Termination" means the occurrence by which either Party, pursuant to the provisions or powers of this Agreement or pursuant to laws and regulations, puts an end to this Agreement and/or Orders placed under this Agreement other than for breach. On "Termination all executory obligations are discharged, but any right based on breach of performance survives except as otherwise provided herein.

 2.17 "Work" means all Material and Services, collectively, that Supplier is supplying pursuant to Orders placed under this Agreement.

ARTICLE 3 - General. Clauses

 3.1

Affiliate

Supplier agrees that an Affiliate may place Orders with Supplier which incorporate the terms and conditions of this Agreement, and that the term "SBC" shall be deemed to refer to an Affiliate when an Affiliate places an Order with Supplier under this Agreement. An Affiliate will be responsible for its own obligations, including but not limited to, all charges incurred in connection with such Order, The Parties agree that nothing in this Agreement will be construed as requiring SBC to indemnify Supplier, or to otherwise be responsible, for any acts or omissions of an Affiliate, nor shall anything in this Agreement be construed as requiring an Affiliate to indemnify Supplier, or to otherwise be responsible, for the acts or omissions of SBC.

 3.2 Amendments and Waivers

This Agreement and any Orders placed hereunder may be amended or modified only through a subsequent written document signed by the Parties; provided that SBC may, at any time, make changes to the scope of Work, and Supplier shall not unreasonably withhold or condition its consent. An equitable adjustment shall be made if such change substantially affects the time of performance or the cost of the Work to be performed under this Agreement. Such cost adjustment shall be made on the basis of the actual cost of the Work, unless otherwise agreed in writing. No course of dealing or failure of either Party to strictly enforce any term, right or condition of this Agreement shall be construed as a general waiver or relinquishment of such term, right or condition. A waiver by either Party of any default shall not be deemed a waiver of any other default.

Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives; except under written Agreement by the contracting Parties.
6

Agreement Number 02024517 3.3 Assignment

Neither Party may assign, delegate, subcontract or otherwise transfer its rights or obligations under this Agreement, except with the prior written consent of the other Party; provided, however, that.. SBC will have the right to assign. this Agreement to any Affiliate without securing the consent of Supplier, and both Parties may assign their respective right to receive money due hereunder. Any attempted assignment or transfer not consented to in writing, except for an assignment to receive money due hereunder, will be void. It is expressly agreed that any assignment of money will be void if (i) the assignor fails to give the non-assigning Party at least thirty (30) days prior written notice, or (ii) the assignment imposes or attempts to impose upon the non-assigning Party additional costs or obligations in addition to the payment of such money, or (iii) the assignment attempts to preclude SBC from dealing solely and directly with Supplier in all matters pertaining to this Agreement, or (iv) the assignment denies, alters or attempts to alter any of the non-assigning Party's rights hereunder.

 3.4

Cancellation and Termination

a.

Cancellation:

If either party fails to cure a material default under this Agreement or applicable- Order within thirty (30) days after written notice, then, in addition to all other rights and remedies, the party not in default may Cancel this Agreement and/or the Order under which the default occurred. Notwithstanding anything else in this Agreement, if the material default is a breach of the Compliance with Laws Section of this Agreement, the party not in default may, upon providing written notice, Cancel the Agreement immediately. Additional provisions for Cancellation of Orders hereunder are set forth in this Agreement.

2. If Supplier is the party in. default, SBC may Cancel any Orders which may be affected by Supplier's default without any financial obligation or liability on the part of SBC whatsoever, except to pay for the value of any Materials and/or Services retained by SBC. If SBC elects to return any Material, or reject any Services, Supplier shall be responsible for, and shall reimburse SBC for any cost incurred in connection with promptly returning Material and restoring SBC's site to its original condition. Supplier shall also promptly refund amounts, if any, previously paid by SBC for such Material and/or Services. Upon removal and restoration and SBC' s receipt of any such reimbursement and refund, title to any such Materials, which had previously passed to SBC, shall revert to Supplier,

b.

Termination:

SBC may Terminate this Agreement or any Order in whole or in part, at any time, upon written notice to Supplier. In such event, or if Supplier Cancels this Agreement or Order as a result of BBC's failure to cure a material default, SBC shall. pay Supplier its actual and direct costs incurred to provide the Materials and Services ordered by SBC but no more than a percentage of the Services performed or Materials Delivered,

Proprietary Information

The information contained in this Agreement is not for use ar disclosure outside Sac, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties,
7

less reimbursements, including salvage or resale value, of Materials or Services affected. If requested, Supplier agrees to substantiate such costs with proof satisfactory to SB.C In no event shall SBC's liability exceed the price of any Materials or Services Ordered hereunder,. provided that SBC shall have no liability for Materials not specially manufactured for SBC pursuant to any Order which is. Terminated at least thirty (30) days prior to the Delivery Date. After the receipt of SBC's payment for any Services, Supplier shall deliver the physical embodiments, if any, of such Services. The foregoing statement of SBC's liability states the entire. liability of SBC and Supplier's sole remedy for SBC's Termination for convenience, or Supplier's Cancellation for material default

c.

Partial. Cancellation and. Termination:

Where a provision of this Agreement or the applicable Laws permit SBC to Terminate or Cancel an Order, such Termination or Cancellation may, at SBC's option, be either complete or partial, In the case of a partial Termination or Cancellation SBC may, at its option, accept a portion of the Materials or Services covered by an Order and pay Supplier for such Materials or Services at the unit prices set forth in such Order. The right to Cancel an Order shall also include the right to Cancel any other related Order.

 3.5 Compliance with Laws

Supplier shall comply with all applicable federal, state, county, and local rules, inclining, without limitation, all statutes, laws, ordinances, regulations and codes ("Laws"). Supplier's obligation to comply with all Laws includes the procurement of permits, certificates, approvals, inspections and licenses, when. needed, in the performance of this Agreement. Supplier further agrees to comply with all applicable Executive and Federal regulations as set forth in "Executive Orders and. Federal Regulations," a copy of which is attached as Appendix 3.5 and by this reference made a part of this Agreement. Supplier shall defend, indemnify and hold SBC harmless from and against any Liability that may be sustained by reason of Supplier's failure to comply with this Section.

3.6

Conflict of Interest

Supplier represents and warrants that no officer, director, employee, or agent of SBC has been or will be employed, retained or paid a fee, or otherwise has received or will receive any personal compensation or consideration, by or from Supplier or any of Supplier's officers, directors, employees or agents in connection with the obtaining, arranging or negotiation of this Agreement or other documents entered into or executed in connection with this Agreement.

3.7

Construction and Interpretation

a. The language of this Agreement shall in all cases be construed simply, as a whole and in accordance with its fair meaning and not strictly for or against any Party. The Parties agree

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties,
8

that this Agreement has been prepared jointly and has been the subject of arm's length and careful negotiation. Each Party has been given the opportunity to independently review this Agreement with legal counsel and other consultants, and each Party has the requisite experience and sophistication to understand, interpret and agree to the. particular language of the provisions. Accordingly, in the event of an ambiguity in or dispute regarding the interpretation of this Agreement, the drafting of the language of this Agreement shall not be attributed to either Party.

b.

Article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. The use of the word. "include" shall mean "includes, but is not limited to," The singular use of words shall include the plural and vice versa. Except as otherwise specified, Supplier's price for Material and Services includes the price for all related Material or Services necessary for SBC to use the Material and/or Services for its intended purpose, as well as all other Supplier obligations under this Agreement. All obligations and rights of the Parties are subject to modification as the parties may specifically provide in an Order. "Services" and "Software" shall be treated as "goods" for purposes of applying the provisions of the Uniform Commercial Code ("UCC"). If there is an inconsistency or. conflict between the terms in this Agreement and in an Order, the terms in the Order shall take precedence.

c.

Whenever any Party is. entitled to interest under this Agreement, the amount of interest shall be the lower of twelve percent (12%) per annum, or the highest amount allowed by the governing state law, pursuant to Section 3.12, "Governing Law," of this Agreement.

 3.8 Cumulative Remedies

Except as specifically identified. as a Party's sole remedy, any rights of Cancellation, Termination, Liquidated Damages or other remedies prescribed in this Agreement, are cumulative and are not exclusive of any other remedies to which. the injured Party may be entitled. Neither Party shall retain the benefit of inconsistent remedies.

 3.9

Delivery, Performance. and Acceptance

Services' performed by Supplier shall be deemed to be Accepted by SBC when Services are performed to SBC's satisfaction, Payments, including progress payments, if any, shall not be construed as Acceptance of Services performed up to the time of such payments. SBC shall notify Supplier of any Services considered to be unsatisfactory. Supplier shall, at no charge to SBC, take prompt action to correct such unsatisfactory Services. If such unsatisfactory Services have not been corrected within a reasonable time (not to. exceed ten (10) working days from date of notification), SBC may, in addition to all other rights and remedies provided by law or this Agreement, Cancel this Agreement and/or any affected Order.

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
9

The terms contained in this Agreement and in any Orders, including all exhibits, appendices and subordinate documents attached to or referenced in this Agreement or in any Orders, constitute the entire integrated Agreement between Supplier and SBC with regard to the subject matter contained herein. This Agreement supercedes all prior oral and written communications, agreements and understandings. of the Parties, if any, with respect hereto. Acceptance of Material or Services, payment or any inaction by SBC, shall not constitute SBC's consent to or Acceptance of any additional or different terms from those stated in this Agreement, except for terms in an Order inserted by SE • and signed by both Parties. Estimates furnished by SBC are for planning purposes only and shall not constitute commitments. Supplier covenants never to contend otherwise. No oral promises or statements have induced either Party to enter into this Agreement.

 3.11 Force Majeure

a,

Neither Party shall be deemed in default of this Agreement or any Orcbr to the extent that any delay or failure in the performance of its obligations results from any cause beyond its reasonable control. and. without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods or strikes ("Force Majeure").

b,

If any Force Majeure condition affects Supplier's ability to perform, Supplier shall give immediate notice to SBC, and SBC may elect to either: (i) Terminate the affected Order(s) or any part thereof, (ii) suspend the affected Order(s) or any part thereof for the duration of the Force Majeure condition, with the option to obtain Material and Services to be furnished under such Order(s) elsewhere, and deduct from any commitment under such Order(s),, the quantity of the Material and Services obtained elsewhere or for which commitments have been made elsewhere, or (iii) resume performance under such Order(s) once the Force Majeure condition ceases, with an option in SBC to extend any affected Delivery Date for the length of time that the Force Majeure condition existed. Unless SBC gives written notice within thirty (30) days after being notified of the Force Majeure condition, option (ii) shall be deemed selected.

 3.12 Governing Law

This Agreement and performance hereunder shall be governed by the Laws of the State of~ Texas, exclusive of its choice of law provisions.

 3.13 Indemnity

TO THE FULLEST EXTENT PERMITTED BY LAW, SUPPLIER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS .SBC AND ITS AFFILIATES (INCLUDING THEIR EMPLOYEES,. OFFICERS., DIRECTORS, AGENTS AND CONTRACTORS)

Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SEC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties,
10

AGAINST ANY LIABILITY ARISING FROM OR INCIDENTAL TO SUPPLIER'S OBLIGATIONS UNDER THIS AGREEMENT OR THE MATERIAL OR SERVICES PROVIDED BY SUPPLIER, INCLUDING (i) INJURIES TO PERSONS, INCLUDING DEATH OR DISEASE, (ii) DAMAGES TO PROPERTY, INCLUDING THEFT, (iii) SUPPLIER'S FAILURE TO COMPLY WITH ALL LAWS, AND (iv) LIENS ON SEC'S PROPERTY.

b.

IT IS THE INTENT OF THE PARTIES THAT THIS INDEMNITY APPLY REGARDLESS OF WHETHER OR NOT SUCH LIABILITY WAS CAUSED IN PART BY SEC'S OWN NEGLIGENCE OR THAT OF THE OTHER PARTIES INDEMNIFIED UNDER THIS SECTION, EXCLUDING ONLY ANY LIABILITY ARISING FROM THEACTIVE NEGLIGENCE OF SBC AND EXCLUDING ANY SBC LIABILITY ARISING FROM SEC'S DEFINITION AND SEC'S SCRIPTING OF THE TPV PROCESS. THIS INDEMNITY SHALL SURVIVE THE DELIVERY, INSPECTION AND ACCEPTANCE OF THE MATERIAL OR SERVICES.

c.

IF ANY SERVICES PERFORMED IN OHIO OR ANY OTHER STATE WHICH PROVIDES EMPLOYER IMMUNITY FROM EMPLOYEE CLAIMS UNDER WORKERS COMPENSATION STATUTES OR SIMILAR LAWS, STATUTES OR CONSTITUTIONAL PROVISIONS, IT IS EXPRESSLY AGREED THAT SUPPLIER HEREBY WAIVES ANY IMMUNITY FROM ITS OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS SBC AND ITS AFFILIATES AGAINST ANY CLAIMS BY EMPLOYEES OF SUPPLIER, WHICH IMMUNITY WOULD OTHERWISE ARISE BY OPERATION OF SUCH LAW, STATUTE OR CONSTITUTIONAL PROVISION (In Ohio, Ohio Revised code 4123.74 and 4123.741 and Section 35, Article, II, Ohio Constitution).

d.

SBC SHALL NOTIFY SUPPLIER WITHIN A REASONABLE PERIOD OF TIME OF ANY WRITTEN CLAIM, DEMAND, NOTICE OR LEGAL PROCEEDINGS ("CLAIM") FOR WHICH, SUPPLIER MAY BE RESPONSIBLE UNDER THIS INDEMNITY OBLIGATION. A DELAY IN NOTICE SHALL NOT RELIEVE SUPPLIER OF ITS INDEMNITY OBLIGATION, EXCEPT TO THE EXTENT SUPPLIER CAN SHOW IT WAS PREJUDICED BY THE DELAY.

SUPT)LIER SHALL ASSUME, AT' ITS.EXPENSE, THE SOLE DEFENSE OF THE CLAIM THROUGH COUNSEL SELECTED BY SUPPLIER AND SHALL ,.:KEEP: SBC FULLY INFORMED AS TO THE PROGRESS 'OF SUCH DEFENSE. UPON REASONABLE REQUEST OF :SUPPLIER AND AT SUPPLIER'S EXPENSE, SBC SHALL COOPERATE WITH SUPPLIER TEETHE DEFENSE OF THE CLAIM. AT ITS OPTION AND EXPENSE, SBC MAY RETAIN OR. USE SEPARATE COUNSEL TO REPRESENT IT,. INCLUDING IN-HOUSE COUNSEL .SUPPLIER SHALL MAINTAIN CONTROL OF THE DEFENSE, EXCEPT THAT IF THE SETTLEMENT OF A. CLAIM WOULD ADVERSELY AFFECT SBC, SUPPLIER MAY SETTLE, THE CLAIM. AS TO SBC ONLY WITH ITS CONSENT; WHICH CONSENT SHALL NOT BE WITHHELD OR DELAYED UNREASONABLY. SUPPLIER .SHALL PAY THE FULL AMOUNT OF ANY

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

JUDGMENT, AWARD OR SETTLEMENT WITH RESPECT TO THE CLAIM AND ALL OTHER EXPENSES RELATED TO THE RESOLUTION OF THE CLAIM, INCLUDING COSTS, INTEREST AND REASONABLE ATTORNEYS' FEES. IF SBC IS REQUIRED TO TAKE ANY ACTION TO ENFORCE ITS INDEMNITY RIGHTS UNDER THIS AGREEMENT, OR TO ASSUME THE DEFENSE OF ANY CLAIM FOR WHICH IT IS ENTITLED TO RECEIVE AN INDEMNITY UNDER THIS AGREEMENT, BECAUSE OF SUPPLIER'S FAILURE TO PROMPTLY ASSUME SUCH DEFENSE, THEN SBC MAY ALSO RECOVER FROM SUPPLIER ANY REASONABLE ATTORNEYS' FEES (INCLUDING COST OF IN-HOUSE COUNSEL AT MARKET RATES FOR ATTORNEYS OF SIMILAR EXPERIENCE) AND OTHER COSTS OF ENFORCING ITS INDEMNITY RIGHTS OR ASSUMING SUCH DEFENSE.

f. SUPPLIER. AGREES NOT TO IMPLEAD OR BRING ANY ACTION AGAINST SBC OR SBC'S EMPLOYEES BASED ON ANY CLAIM BY ANY PERSON FOR PERSONAL INJURY OR DEATH THAT OCCURS IN THE COURSE OR SCOPE OF EMPLOYMENT OF SUCH PERSON BY SUPPLIER AND RELATES TO SUPPLIER'S PERFORMANCE UNDER THIS AGREEMENT,

 3.14 Information

a.

Information furnished by SBC.

1. Any Information furnished to Supplier in connection with this Agreement, including Information provided under a separate Non-Disclosure prior to executing this Agreement, shall remain SBC's property. Unless such Information was previously known to Supplier free of any obligation to keep it confidential, or has been or is subsequently made public by SBC or a third party, without violating a confidentiality obligation, it shall be kept confidential by Supplier, shall be used only in performing under this Agreement, and may not be used for other purposes, except as may be agreed upon between Supplier and SBC in writing. Supplier is, granted no rights or license to such Information. All copies of such Information, in written, graphic or other tangible form, shall be returned to SBC upon the. earlier of (i) SBC's request or (ii) upon Termination, Cancellation, or expiration of this Agreement. All copies of such Information in intangible form, such as electronic' records, including electronic mail, shall be destroyed upon the earlier of (i) SBC's request or (ii) upon Termination, Cancellation, or expiration of this Agreement, and Supplier shall certify to SBC the destruction of all intangible copies of such Information,

2. Supplier understands and agrees that any and all field trial results prepared by SBC are and shall remain the property of SBC and are hereby considered SBC's proprietary Information. Therefore, it shall be SBC's option, in its sole discretion, to furnish Supplier copies of such documents or to discuss such documents with Supplier. Supplier's use of field trial reports furnished by SBC shall be governed by the Publicity Section in addition to the provisions contained in this Section, "Information."

b.

Information furnished by Supplier.

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
12

Any Information furnished to SBC under this Agreement shall remain Supplier's property. No Information furnished by Supplier to SBC in connection with this Agreement shall be considered to be confidential or proprietary unless it is conspicuously marked as such. If Supplier provides SBC with any proprietary or confidential Information which is conspicuously marked, SBC shall use the same degree of care to prevent its disclosure to others as SBC uses with respect to its own proprietary or confidential Information. Notwithstanding the preceding sentences, no installation, operation, repair, or maintenance Information of Supplier that pertain to the Material and Services that are the subject of this Agreement shall be considered to be proprietary or confidential, and SBC may disclose such Information to others for the purpose of installing, operating, repairing, replacing, removing and maintaining the Material for which it was initially furnished.

 3.15 Infringement of Third. Party Intellectual Property Rights

a.

Supplier agrees to defend, indemnify and hold SBC harmless from and against any Liability, including increased damages for willful infringement, that may result by reason of any infringement, or claim of infringement, of any trade secret, patent, trademark, copyright or other proprietary interest of any third party based of the normal use or installation of any Material or Services furnished to SBC.

b.

Supplier represents and warrants that it has made reasonable independent investigation to determine the legality of its right to sell or license the Material or provide Services as specified in this Agreement.

In addition to Supplier's other obligations set forth in this Section, if an injunction or order is obtained against SBC's use of any Material or Service; or, if in Supplier's opinion, any Material or Service is likely to become the subject of a claim of infringement, Supplier will, at its expense:

1.

Procure for SBC the right to continue using the Material or Service; or

2.

After consultation with SBC, replace or modify the Material or Service to make it a substantially similar, functionally equivalent, non-infringing Material or Service.

d.

If the Material or Service is purchased or licensed, and neither (c)(1) nor (c)(2) above, is possible, in addition to SBC's other rights, SBC may cancel the applicable Order and. require Supplier to remove, or cause the removal and return of, such Material or Service from SBC's location and refund any charges paid by SBC.

e.

In no event will SBC be liable to Supplier for any charges after the date that SBC no longer uses any Material or Service because of actual or claimed infringement

f.

Supplier agrees to defend or settle, at its own expense,. any action or suit for which it is responsible under this Section. SBC agrees to notify Supplier promptly of any claim of infringement and cooperate in every seasonable way to facilitate the defense, Supplier shall

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties,
13

afford SBC, at its own expense and with counsel of SBC's choice, an opportunity to participate on an equal basis with Supplier in the defense or settlement of any such claim..

 3.16 Insurance

a. With respect to performance hereunder, and in. addition to Supplier's obligation to indemnify, Supplier agrees to maintain, at all times during the term of this Agreement, the following minimum insurance coverages and limits and any additional insurance and/or bonds required by law:

1._ Workers' Compensation insurance with benefits afforded under the Laws of the state in which the Services are to be performed and Employers Liability insurance with minimum limits of $100,000 for Bodily Injury each accident, $500,000 for Bodily Injury by disease policy limits and $100,000 for Bodily Injury by disease each employee.

Commercial General Liability insurance with minimum limits of: $2,000,000 General Aggregate limit; $1,000,000 each occurrence sub-limit for all bodily injury or property damage incurred in any one occurrence; $1,000,000 each occurrence sub-limit for Personal Injury and Advertising; $2,000,000 Products/Completed Operations Aggregate limit, with a $1,000,000 each. occurrence sub-limit for Products/Completed Operations.. Fire Legal Liability sub-limits of $300,000 are required for lease agreements.

SBC and its Affiliated companies will be listed as an Additional Insured on the Commercial General Liability policy.

2. If use of a motor vehicle is required, Automobile Liability insurance with minimum .limits of $1,000,000 combined single limits per occurrence for bodily injury and property damage, which. coverage shall extend to all owned, hired and non-owned vehicles.

a.

SBC requires that companies affording insurance coverage have a rating of B+ or better and a Financial Size Category rating of VII or better rating, as rated in the A.M, Best Key Rating Guide for Property and Casualty Insurance Companies.

b.

A certificate of insurance stating the types of insurance and policy limits prodded: the Supplier must be received prior to commencement of any Work If a certificate is not received, Supplier hereby authorizes SBC, and SBC may, but is not required to, obtain insurance on behalf of Supplier as specified herein. SBC will either invoice Supplier for the costs incurred to so acquire insurance or will reduce by an applicable amount any amount owed to Supplier.

The cancellation clause on. the certificate of insurance will be amended to read as follows:

"THE ISSUING COMPANY WILL MAIL THIRTY (30) DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER PRIOR TO CANCELLATION OR MATERIAL CHANGE THAT AFFECTS THE TERMS OF THE CONTRACT

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SI3C, Supplier, their affiliated companies and their third party representatives,. except under written Agreement by the contracting Parties.
14

AGREEMENT BETWEEN SBC AND CALIBRUS . IN THE CASE OF NONPAYMENT ONLY TEN (10) WRITTEN NOTICE WILL BE PROVIDED PRIOR TO. CANCELLATION,"

The Supplier shall also require all subcontractors performing Work on the project or who may enter upon the work site to maintain the same insurance requirements listed above.

 3.17 Invoicing and Payment

a.

Except as otherwise specified in. an Order, Supplier shall render an invoice in duplicate promptly after the Delivery and Acceptance of Material or performance of Services. The invoice shall specify in detail (i) quantities of each ordered item, (ii) unit prices of each ordered item, (iii) whether the item is taxable and the amount of tax per item, (iv) item and commodity codes, (v) total amounts for each item, (vi) total amount of applicable sales or use taxes, (vii) discounts, (viii) shipping charges, (ix) total amount due, and (x) Software might-to-use fees as either "application" or "operational." If SBC determines that an invoice and the related documentation are complete and correct, SBC will pay to Supplier the amount of the invoice within forty-five (45) days after SBC's receipt of such invoice. If SBC determines that the invoice or the related documentation are incomplete or incorrect, SBC will notify Supplier in writing within twenty two (22) days, and the Parties will then cooperate in good faith to resolve any disputes regarding the invoice or related documentation before the invoice payment is due. If SBC determines that the invoice or related documents are incomplete or incorrect after twenty two (22) days from receipt of the invoice, SBC will pay the amount of the invoice within forty five (45) days after SBC's receipt of such invoice, and the Parties will then cooperate in good faith to resolve any disputes regarding the invoice or the related documentation prior to the due date of the next subsequent invoice. Any adjustments, which the Parties agree are to be made in the invoice which SBC notified. Supplier was incomplete or incorrect shall be effected in the next subsequent invoice issued by Supplier five (5) or more days following the Parties reaching such agreement; Invoices received by SBC more than one (1) year after the provision of Material or performance of Services are untimely and SBC shall have no obligation to pay such invoices.

b.

Invoices for or including freight charges shall be accompanied by legible copies of prepaid freight bills, express receipts or bills of lading supporting the invoice amounts. Such invoices shall include (i) carrier's name, (ii) date of shipment, (iii) number of pieces, (iv) weight, and (v) freight classification.

C. All claims for money due or to become due from SBC will be subject to deduction by SBC for any setoff counterclaim for money due or to become due from Supplier, whether under this Agreement or otherwise Any amount due to SBC that is not so applied against Supplier's invoices for any reason shall be paid to SBC by Supplier within thirty (30) days after written demand by SBC,

d, If an Order or an Exhibit or Appendix specifies that Supplier may submit invoices for progress payments prior to Acceptance, Supplier is permitted to submit invoices at the end of

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
15

each month and SBC will make progress payments to the Supplier at thirty (30) day intervals. Such progress payments shall not exceed ninety percent (90%) of satisfactorily completed Work at the time of billing, as determined by SBC. Supplier agrees to use such progress payments for expenses incurred for Services or Material used in performance of the Order for SBC.

e. Supplier agrees to accept standard, commercial methods of payment and evidence of payment obligation including, but not limited to,. credit card payments, purchasing card payments, SBC's purchase orders and electronic fund transfers in connection with the purchase of the Material and Services.

 3.1 Licenses and Patents

No licenses, express or implied, under any patents, copyrights, trademarks or other intellectual property rights are granted by SBC to Supplier under this Agreement. No licenses, express or implied, under any patents, copyrights, trademarks or other intellectual property rights are granted by Supplier to SBC under this Agreement.

 3.19 Limitation of Liability

SBC will not be liable for consequential, incidental, special or punitive damages, or for loss of revenue or profit in connection with the performance or failure to perform this Agreement, regardless of whether such Liability arises from breach of contract, tort or any other heory of Liability.

 3.20 Liquidated Damages

Supplier recognizes the importance of meeting Delivery Dates and agrees to the following Liquidated Damage provisions and procedures:

a.

Upon discovery of anything indicating a reasonable certainty that Material and/or services will not be Delivered by the scheduled Delivery Date, Supplier shall notify SBC and provide the estimated length of delay. The Parties shall work jointly toward resolving the delayed Delivery. If the Parties reach agreement on an extended Delivery Date and Supplier fails to meet the extended Delivery Date, then SBC may (i) Cancel the applicable Order, (ii) exercise its right to recover Liquidated Damages specified hereunder, and/or (iii) further extend the Delivery Date. No payments, progress or otherwise, made by SBC to Supplier after any scheduled Delivery Date shall constitute a waiver of Liquidated Damages.

b.

Notwithstanding the above paragraph, in the event of -Supplier's failure to meet a. Delivery Date; SBC shall be entitled to the greater of either (i) five percent (5%) of the price of delayed Materials and/or Services for each day or (ii) five hundred ($500.00) for each day after the originally scheduled Delivery Date, until the day of actual Delivery. Liquidated

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC; Supplier, their affiliated companies and their third: party representatives, except under written Agreement by the contracting Parties.

16

Damages under this Section shall in no event exceed one hundred percent (100%) of the total price specified for the Material and/or Services delayed.

3.21 Most Favored Customer

Supplier represents and warrants that all prices, benefits, warranties, and other terms and conditions in this Agreement are and will continue to be during the term of this Agreement no less favorable than those currently being offered or which will be offered by Supplier to any of its similarly situated customers. Supplier shall review and have an officer of its Company certify its compliance with this Section to SBC semi-annually, This certification shall be sent to SEC's representative listed under the Section called "Notices."

 3.22 M/WBE (and Exhibits)

a.

Supplier will make commercially reasonable efforts to achieve goals for the participation of M/WBE and DVBE firms (as defined in the Section entitled "MBE/WBE/DVBE Cancellation Clause") as follows: two percent (2%) annual MBE participation; zero percent (0%) annual WBE participation; and zero percent (0%) annual, DVBE participation. These goals apply to all annual expenditures by any entity pursuant to this Agreement with Supplier

b.

Attached hereto and incorporated herein as Exhibit A is Supplier's completed Participation Plan outlining its M/WBE-DVBE goals and specific and detailed plans to achieve those goals. Supplier will submit an updated Participation Plan annually by the first week in January. Supplier will submit M/WBE-DVBE Results Reports quarterly by the end of the first week following the close of each quarter, using the form attached hereto and incorporated herein as Exhibit B. Participation Plans and Results Reports will be submitted to the Prime Supplier Program Manager.

 3.23 MBE/WBE/DVBE Cancellation Clause

Supplier agrees that falsification or misrepresentation of, or failure to report a disqualifying change in, the MBE/WBE/DVBE status of Supplier or any subcontractor utilized by Supplier, or Supplier's failure to comply in good faith with any MBE/WBE/DVBE utilization goals established by Supplier, or Supplier's failure to cooperate in any investigation conducted by SBC, or by SBC's agent, to determine Supplier's compliance with this section, will constitute a material breach of this Agreement. In the event of any such breach, SBC may, at is option, cancel ("Cancel") this Agreement upon thirty (30) days notice, Supplier acknowledges and agrees that SBC's right to Cancel is absolute and unconditional, and SBC shall not be subject to Liability, nor shall Supplier have any right to suit for damages as a result of such Cancellation.

b. For purchases under this Agreement by Pacific Bell, Pacific Bell Directory, Pacific Bell Mobile Services, Pacific Bell Information Services, Pacific Bell Communications, and any other entity operating principally in California (collectively "California Affiliates"), Minority

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC,Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
1.7

and Women Business Enterprises (MBEs/WBEs) are defined as businesses which satisfy the requirements of paragraph d. below and are certified as MBEs/WBEs by the California Public Utilities Commission Clearinghouse ("CPUC-certified").

For purchases under this Agreement by any entity that is not a California Affiliate, MBEs/WBEs are defined as businesses which satisfy the requirements of paragraph d. below and are either CPUC-certified or are certified as MBEs/WBEs by a certifying agency recognized by SBC.

d.

MBEs/WBEs must be at least fifty-one percent (51%) owned by a minority individual or group or by one or more women (for publicly-held businesses, at least fifty-one percent (51%) of the stock must be owned by one or more of those individuals), and the MBEs/WBEs' management and daily business operations must be controlled by one or more of those individuals, and these individuals must be either U.S. citizens or legal aliens with permanent residence status. For the purpose of this definition, minority group members include male or female Asian Americans, Black Americans, Filipino Americans, hispanic Americans, Native Americans (i.e., American Indians, Eskimos, Aleuts and Native Hawaiians), Polynesian Americans, and multi-ethnic (i.e., any combination of MBEs and WBEs where no one specific group has a fifty-one percent (51%) ownership and control of the business, but when aggregated, the ownership and control combination meets or exceeds the fifty-one percent (51%) rule).. "Control" in this context means exercising the power to make policy decisions. "Operate" in this context means actively involved in the day-to-day management of the business and not merely acting as officers or directors.

e.

For purchases under this Agreement by California Affiliates, Disabled Veteran Business Enterprises (DVBEs) are defined as business concerns that satisfy the requirements of paragraph g. below and are certified as DVBEs by the California State Office of Small and Minority Business (OSMB). The DVBE must be a resident of the State of California, and must satisfy the requirements of paragraph .g. below.

f. For purchases under this Agreement by any entity that is not a California Affiliate; DVBEs are defined as any business concern that satisfies the requirements of paragraph g. below and is either a defined DVBE for purchases by California Affiliates, or is certified as a DVBE by a certifying agency recognized by SBC.

g. The DVBE must be (i) a non publicly-owned enterprise at least fifty-one percent (51%) owned by one or more disabled veterans; or (ii) a publicly-owned business in which at least fifty-one percent (51%) of the stock is owned by one or more disabled veterans; or (iii) a subsidiary which is wholly owned by a parent corporation, but only if at least fifty-one percent (51%) of the voting stock of the parent corporation is owned by one or more disabled veterans; or (iv) a joint venture in which at least fifty-one percent (51%) of the joint venture's management and control and earnings are held by one or more disabled veterans. In each case, the management and control of the daily business operations must be by one or more disabled veterans. A disabled veteran is a veteran of the military, naval or air service of the United States with a service-connected disability. "Management and control" in this context

Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
18

means exercising the power to make policy decisions and actively involved in the dayto-day management of the business and not merely acting as officers or directors.

 3.24 Non-Exclusive Market

It is expressly understood and agreed that this Agreement does not grant Supplier an exclusive privilege to provide to SBC any or all Material and Services of the type described in this Agreement, nor does it require SBC to purchase or license any Material or Services. It is understood, therefore, that SB.C may contract with other manufacturers and suppliers for the procurement or trial of comparable Material and Services and that SBC may itself perform the Services described herein.

 3.25 Notices

a.

Except as otherwise provided in this Agreement or an applicable Order, all notices or other communications hereunder shall be deemed to have been duly given when made in writing and either (i) delivered in person, or (ii) when received, if provided via electronic communications, including, but not limited to, electronic mail and facsimile communications, or (iii) when received, if provided by an overnight or similar delivery service, or (iv) when received, if deposited in the United States Mail, postage prepaid, return receipt requested, and addressed as follows:

To:

Calibrus, Inc,

1225 W. Washington St. Tempe, AZ 85281 Attn.; David H. Biggs Phone: 602-778-7510 Facsimile: 602-778-7569

To:

SBC Services Inc.

530 McCullough Room 2-M-04

San Antonio, TX 78215.

Attn.: Stephen W. Boyanowski Phone: 210-886-33`66 Facsimile; 210-886-5292

b.

The addresses and facsimile telephone numbers to which notices or communications may be given by either Party may be changed by written notice given by such Party to the other pursuant to this Section..

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties..
19

a.

Services shall be furnished by Supplier in accordance with the prices set forth in Appendix 1.2(2), attached hereto and made a part hereof, or pursuant to film prices which are quoted by Supplier for such Services, whichever price is lower. The prices for all Services in Appendix 1.2(2) are subject to change only in accordance with this Agreement, which changes must be in writing and signed by both Parties. If Supplier at any time makes a general price decrease, Supplier shall promptly notify SBC in writing and extend such decrease to SBC effective on the date of such general price decrease. The prices in Appendix 1.2(2) are not subject to increase during the Term of this Agreement.

b.

Supplier shall strive to proactively reduce its costs and corresponding prices for Services as charged to SBC by at least five percent (5%) each year, through the use of improved processes, supply line economies and other cost reduction methods,

 3.27 Publicity

Supplier shall not use SEC's or its Affiliates' names or any language, pictures, trademarks, service marks or symbols which could, in SBC's judgment, imply SBC's or its Affiliates' identity or endorsement by SBC, its Affiliates or any of its employees in any (i) written, electronic or oral advertising or presentation or (ii) brochure, newsletter, book, electronic database or other written matter of whatever nature, without SBC's prior written consent (hereafter the terms in subsections (i) and. (ii) of this Section shall be collectively referred to as 'Publicity Matters"). Supplier will submit to SBC for written approval, prior to publication, all Publicity Matters that mention or display SBCs or its Affiliates' names, trademarks or service marks, or that contain any symbols, pictures or language from which a connection to said names or marks may be inferred or implied.

 3.28 Quality Assurance

Supplier represents and warrants that Supplier's processes utilized to produce Material and provide Services under this agreement are certified to TL-9000 or COPC within one hundred eighty (180) days after the execution of this agreement and that Supplier will maintainTL9000 or COPC certification for the term of this agreement. Supplier shall provide SBC evidence of TL-9000 or COPC registration certification within thirty (30) days from the date of certification..

b. Supplier's key subcontractors/suppliers shall be TL-9000 or COPC certified within three hundred sixty five (365) days after execution of this agreement between SBC and Supplier. Supplier shall provide SBC evidence of TL-9000 or COPC registration certification within thirty (30) days from the date of registration.

e. Copies of TL-9000 or COPC may be ordered through the American Society for Quality by calling (800) 248=1946. Additional information on TL-9000 or COPC may be found on the QUEST Forum web site.

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
20

     f.  If Supplier is not TL-9000 or COPC certified or Supplier's key subcontractors/suppliers are not TL-9000 or COPC certified, as of contract execution, Supplier agrees that at no additional charge to SBC:

1. Supplier shall provide to SBC a TL-9000 or COPC quality plan. Elements to be detailed in the quality plan include (at minimum):

(i)

A schedule for achieving TL-9000 or COPC certification.

(ii)

Identification of key sub-contractors/suppliers, their TL-9000 or COPC certification status: and schedule for becoming registered,

Designation of the Supplier's quality representative and of the senior executive with quality responsibility,

2. Supplier agrees to conform to the most current version of TL-9000 or COPC available in conformance with the QUEST Forum transition period.

 3. As required by SBC, Supplier shall submit TL-9000 or COPC registration and surveillance audit, results, management review goals, objectives and results for the registered business entity.

 4. SBC, at Supplier's expense, may require improvement initiatives requiring the intervention of a third party quality consultant for the purpose of auditing, tracking and reporting performance and Material conformance with stated requirements. Both parties will mutually agree upon which third party quality consultant will be' selected.

Periodically as agreed, status of activities and initiatives shall be submitted to both parties for review. Unresolved issues will be documented and reported within both, companies to the appropriate level of management responsible to resolve the issue,

c.

Supplier shall meet the requirements of Telcordia GR: 282-CorE "Software Reliability and Quality Acceptance Criteria (SRQAC)" and subsequent changes thereto.

d.

Supplier hereby agrees that Material furnished hereunder by Supplier has undergone or his been subject to appropriate quality control measures and procedures, including performance measurements, testing, quality process reviews or inspections.

e.

When source inspection is required, Supplier further agrees that it will, at SEC's request:

    1. Notify SBC or SBC's agent when Material is ready for source inspection activities and give

          SBC or SBC's agent reasonable opportunity for inspection of such Material.

2. Maintain and make available to SBC or SBC's agent the data, including all information and reports about Supplier's quality and process control procedures that demonstrate that Material meets the specified quality and reliability requirements.

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties,
21

3. Provide SBC or SBC's agent, at no charge, access to Supplier's premises, test equipment, facilities, data and specifications. Supplier will also provide personnel to assist and sufficient working space to. enable SBC or SBC's agent to perform said source inspection and/or process surveillance and/or a review of Supplier's quality program at' Supplier's facilities.

f. Both parties hereby agree to participate in the Supplier Performance Program (hereinafter "Program") described below. The Program is a program to assist Supplier in self-identifying areas of deficiency that may develop in Supplier's performance as it relates to fulfilling its obligations under this agreement. Participation in or use of, the Program does not negate or diminish Supplier's responsibilities as it relates to its requirements to perform its obligation as defined elsewhere in this agreement nor does it negate diminish or waive: SEC's rights or remedies as defined elsewhere in this agreement. If there is a conflict between the Program and other sections of this agreement the other sections of the agreement shall control,

 Supplier hereby agrees to:

(i)

Monitor its performance relative to certain measurable performance indices such as product performance, service performance, and on time delivery. Performance measurements collected for the purposes of the Program (hereinafter "Data") will be defined by SBC and communicated to Supplier from time to time.

(ii)

Collect and report to SBC the Data relating to Supplier's performance. The Data is to be entered by Supplier in SEC's Supplier Website in a format that is designated by SBC. Data will be collected and reported periodically.

(iii)      Conduct a self-evaluation of its performance based on the analysis of the Data reported. In those areas where Supplier's performance deviates from SBC's identified acceptable performance levels, Supplier shall develop and submit specific performance improvement plans to SBC detailing Supplier plans to correct such deficiencies

(iv)     Cooperate fully with SBC's supplier performance management team to coordinate Supplier's activities as they relate to the Program. This includes but is not limited to participation in planning meetings, audits, feedback sessions, and issue resolution.

2. SBC hereby agrees to:

                     Define the Data requirements that Supplier will monitor and report.

          Provide Supplier with access to SBC's supplier website for the purposes of entering Supplier's data.

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting. Parties.
22

Generate Performance Reports summarizing the Data and provide Supplier with periodic feedback evaluating of its performance. SEC's supplier performance management team will assist Supplier in resolving any internal SBC issues that may impact Supplier's performance.

g  Nothing contained in this Section, "Quality Assurance," will diminish Supplier's obligation to deliver defect-free Material in conformance to Supplier's warranty obligations under this agreement. SBC's purchase or license of any Material hereunder is subject to SEC's inspection and acceptance after delivery thereof.

 3.29 Records and Audits supplier

a.

Maintain complete and accurate records related to the Material and Services provided by Supplier to SBC, including records of all amounts billable to and payments made by SBC in accordance with Generally Accepted Accounting Principles and Practices, uniformly and consistently applied in a format that will permit audit;

b.

Retain such records and reasonable billing detail for a period of at least three (3) years from the date of final payment for Material and Services;

c.

Provide reasonable supporting documentation to SBC concerning any disputed invoice amount within thirty (30) calendar days after receipt of written notification of such dispute; and,

d.

Permit SBC and its authorized representatives to inspect and audit during normal business hours the charges invoiced to SBC, Should SBC request an audit, Supplier will make available any pertinent records and files to SBC during normal business hours at no additional charge.

 3.30 Severability

If any provision of this Agreement is held invalid or unenforceable, such invalidity or non enforceability shall not invalidate or render unenforceable any other portion of this Agreement. The entire Agreement will be construed as if it did not contain the particular invalid or unenforceable provision(s), and the rights and obligations of Supplier and SEC will be construed and enforced accordingly.

 3.31 Survival of Obligations

Obligations and rights in connection with this Agreement, which by their nature would continue beyond the Termination, Cancellation or expiration of this Agreement, including, but not limited to, those in the Sections entitled "Compliance with Laws," "Infringement of Third Party Intellectual Property Rights," "Indemnity," "Publicity," "Severability," "Information,"

Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
23

"Independent Contractor" and "Warranty," will survive the Termination, Cancellation or expiration of this Agreement.

 3.32 Taxes

a.    Supplier may invoice SBC the amount of any federal excise taxes or state or local sales taxes imposed upon the sale of Material or provision of Services as separate items, if applicable, listing the taxing jurisdiction imposing the tax. Installation, labor and other non-taxable charges must be separately stated. SBC agrees to pay all applicable taxes to Supplier which are stated on and at the time the Material or Service invoice is submitted by Supplier. Supplier agrees to remit taxes to the appropriate taxing authorities. Supplier agrees that it will honor properly prepared retail sales tax exemption certificates, which SBC may submit, pursuant to the relevant Sales/Use tax provisions of the taxing jurisdictions.

b.

Supplier agrees to pay, and to hold SBC harmless from and against, any penalty, interest, additional tax, or other charge that may be levied or assessed as a result of the delay or failure of Supplier, for any reason, to pay any tax or file any return or Information required by law, rule or regulation or by this Agreement to be paid or filed by Supplier. Supplier agrees to pay and to hold SBC harmless from and against any penalty or sanction assessed as a result of Supplier doing business with any country subject to U.S. trade. restrictions.

c.

Following the issuance of an Order, Supplier shall within twenty (20) days (but in no event later than two (2) weeks before commencement of Work under the applicable Order) present SBC a schedule of taxes and fees that Supplier proposes to collect from SBC. Upon SBC's request, the Parties shall consult with respect to the basis and rates upon which Supplier shall pay any taxes or fees for which SBC is obligated to reimburse Supplier under this Agreement. If SBC determines that in its opinion any such taxes or fees are note payable, or should be paid on a basis less than the full price or at rates less than the full tax rate, Supplier shall make payment in accordance with such determinations and SBC shall be responsible for such determinations. If collection is sought by the taxing authority for a greater amount of taxes than that so determined by SBC, Supplier shall promptly notify SBC. Supplier shall. cooperate with SBC in contesting such determination, but SBC shall be responsible and shall reimburse Supplier for any tax, interest, or penalty in excess of its determination. If SBC desires to contest such collection, SBC shall promptly notify Supplier. If SBC determines that in its opinion it has reimbursed Supplier for sales or use taxes in excess of the amount which SBC is obligated to reimburse Supplier, SBC and Supplier shall consult to determine the appropriate method of recovery of such excess reimbursements. Supplier shall credit any excess reimbursements against tax reimbursements or other payments due from SBC if and to the extent Supplier can make corresponding adjustments to its payments to the relevant tax authority. At SEC's request, Supplier shall timely file any claims for refund and any other documents required to recover any other excess reimbursements, and shall promptly remit to SBC all such refunds and interest received.

d.

If any taxing authority advises Supplier that it intends to audit Supplier with respect to any taxes for which SBC is obligated to reimburse Supplier under this Agreement, Supplier shall

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
24

(i) promptly so notify SBC, (ii) afford SBC an opportunity to participate on an equal basis with Supplier in such audit with respect to such taxes and (iii) keep SBC frilly informed as to the progress of such audit. Each Party shall bear its own expenses with respect to any such audit, and the responsibility for any additional tax, penalty or interest resulting from such audit shall be determined in accordance with the applicable provisions of this Section. Supplier's failure to comply with the notification requirements of this Section shall relieve SBC of its responsibility to reimburse Supplier for taxes only if Supplier's failure materially prejudiced SBC's ability to contest imposition or assessment of those taxes.

In addition to its rights under subsection d. above with respect to any tax or tax controversy covered by this Tax Section 3.32, SBC will be entitled to contest, pursuant to applicable law and tariffs, and at its own expense, any tax previously billed that it is ultimately obligated to pay. SBC will be entitled to the benefit of any refund or recovery of amounts that it had previously paid resulting from such a contest. Supplier will cooperate in any such contest, provided that all costs and expenses incurred in obtaining-a refund or credit for SBC shall be paid by SBC.

f. If either Party is audited by a taxing authority Or other governmental entity, the other Party agrees to reasonably cooperate with the Party being audited in order to respond to any audit inquiries in an appropriate and timely manner, se that the audit and any resulting controversy may be resolved expeditiously.

 3.33 Term of Agreement

a.

This Agreement is. effective on the date the last Party signs and, unless Terminated or Canceled as provided in this Agreement, shall remain in effect for a term ending on July 1, 2004. The Parties may extend the term of this Agreement by mutual agreement in writing.

b.

The Termination, Cancellation or expiration of this Agreement shall not affect the obligations of either Party to the other Party pursuant to any Order previously executed hereunder, and the terms and conditions of this Agreement shall continue to apply to such Order as if this Agreement were still ia effect.

 3.34 Warranty

Supplier warrants to SBC that any Services provided hereunder will be performed in a firstclass, professional manner, in strict compliance with the Specifications, and with the care, skill and diligence, and in accordance with the applicable standards, currently recognized in Supplier's profession or industry. If Supplier fails to meet applicable professional standards, Supplier will, without additional compensation, promptly correct or revise any errors or deficiencies in the Services furnished hereunder.

b. The warranty period for Services shall be the longer of the warranty period stated in the Order, the Specifications, or one (1) year. The warranty period shall commence upon Acceptance.

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
25

c. Supplier represents and warrants that:

1.

There are no actions, suits, or proceedings., pending or threatened, which will have a material adverse effect on Supplier's ability to fulfill its obligations under this Agreement;

2.

Supplier will immediately notify SBC if, during the. term of this Agreement, Supplier becomes aware of any action, suit, or proceeding, pending or threatened, which may have a material adverse effect on Supplier's ability to fulfill the obligations under this Agreement or any Order;

3.

Supplier has all necessary skills, rights, financial resources, and authority to enter into this. Agreement and related Orders, including the authority to provide or license the Material or Services;

4.

The Material and Services will not infringe any patent, copyright, or other intellectual property;

5.

No consent, approval, or withholding of objection is required from any entity, including any governmental authority with respect to the entering into or the performance of this Agreement or any Order;

6.

The Material and Services will be provided free of any lien or encumbrance of any kind;.

7.

Supplier will be fully responsible and liable for all acts, omissions, and Work performed by any of its representatives, including any subcontractor;

8.

All representatives, including subcontractors, will strictly comply with the provisions specified in this Agreement and any Order; and,

9.

Supplier will strictly comply with the terms of this Agreement or Order, including those specified in any Exhibits or Appendices thereto.

d. All warranties will survive inspection, Acceptance, payment and use. These warranties will be in addition to all other warranties, express, implied or statutory. Supplier will defend, indemnify and hold SBC harmless from and against all Liabilities for a breach of these warranties.

e. If at any time during the warranty period for Services,. SBC believes there is a breach of any warranty, SBC will notify Supplier setting forth the nature of such claimed breach. Supplier shall promptly investigate such claimed breach and shall either 0) provide Information satisfactory to SBC that no breach of warranty in fact occurred,. or (ii) at no additional charge to SBC, promptly use its best efforts to take such action as may be required to correct such breach.

Proprietary Information
The. information contained in this Agreement is not for use or disclosure outside SBC; Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
26

f. If a breach of warranty has not been corrected within a commercially reasonable time, or if two (2) or more breaches of warranty occur in any sixty (60) day period, SBC may Cancel the applicable Order.

 3.35 Work Orders

SBC may order Material and Services by submitting Work Orders in connection with this Agreement. SBC will submit Work Orders that are substantially in the form of Appendix 3.35, specifying the following information:

1.

A description of the Services and/or Material, including any numerical/alphabetical identification referenced'.. in the applicable price list;

2.

The requested Delivery Date;

3.

The applicable price(s);

4.

The location to which the Material is to be shipped, or the site where Services will be rendered;

5.

The location to which invoices are to be sent for payment; and, SBC's Work Order number.

b. The terms in this Agreement shall apply to Work Orders submitted in connection with. this Agreement, and preprinted terms on the back of any Order shall not apply.

ARTICLE 4 - SPECIAL TERMS

 4.1

Access

When appropriate, Supplier shall have reasonable access to SEC's premises during normal business hours, and at such other times as may be agreed upon by the Parties to amble Supplier to perform its obligations under this Agreement. Supplier shall coordinate such access with SBC's designated representative prior to visiting such premises. Supplier will. ensure that only persons employed by Supplier or subcontracted by Supplier will be allowed to enter SBC's premises. If SBC requests Supplier or its subcontractor to discontinue furnishing any person provided by Supplier or its subcontractor from performing Work on SBC's premises, Supplier shall immediately comply with such request. Such person shall leave SBC's premises immediately and Supplier shall not furnish such person again. to perform Work on SBC's premises without SBC's written consent. The Parties agree that, where required by governmental regulations, Supplier mill submit satisfactory clearance from the U.S. Department of Defense and/or other federal, state or local authorities.

Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties,
27

b. SBC may require Supplier or its representatives, including employees and subcontractors, to exhibit identification credentials, which SBC may issue to gain access to SBC's premises for the performance of Services. If, for any reason, any Supplier representative is no longer performing such Services, Supplier shall immediately inform SBC. Notification shall be followed by the prompt delivery to SBC of the identification credentials, if issued by SBC. Supplier agrees to comply with SEC's corporate policy requiring Supplier or its representatives, including employees and subcontractors, to exhibit their company photo identification in addition to the SBC issued photo identification when on SBC's premises.

c. Supplier shall ensure that its representatives, including employees and subcontractors, while on or off SBC's premises, will perform Work which (i) conform to the Specifications, (ii) protect SBC"s Material, buildings and structures, (iii) does not interfere with SBC's business operations, and (iv) perform. such. Services with care and due regard for the safety, convenience and protection of SBC, its employees, and property and in full conformance with the policies specified in the SB.C Code of Conduct, which prohibits the possession of a weapon or an implement which can be used as a weapon (a copy of the SBC Code of Conduct is available upon request).

d. Supplier shall ensure that all persons furnished by Supplier work harmoniously with all others when on SBC's premises.

 4.2 Background Check

Supplier shall conduct a background check for each individual providing Services to SBC to identify whether the individual has been convicted of a felony. Supplier agrees that no individual convicted of a felony will be permitted to provide Services in connection with an. Order submitted by SBC without SBC's written consent.

 4.3

Electronic Data Interchange (EDI)

a.

The Parties shall exchange orders, payments, acknowledgements, invoices, remittance notices, and other records ("Data") electronically, in place of tangible documents, and agree to exchange such Data in accordance with. the Telecommunications Industry Forum EDI Guidelines for use of American National Standards Institute (ANSI) Accredited Standards Committee X12 transaction sets, unless they mutually agree to a proprietary format or another standard such Extensible Markup Language (XML).

b.

The following additional conditions apply to any such exchanges:

1. Garbled Transmissions: If any Data is received in an unintelligible, electronically unreadable, or garbled form, the receiving Party shall promptly notify the originating

          Party (if identifiable from the received Data) in a reasonable manner. In the absence of such notice, the originating Party's record of the contents of such Data shall control

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier; their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
28

2.

Signatures: Each Party will incorporate into each EDI transmission an electronic identification consisting of symbol(s) or code(s) ("Signature"). Each Party agrees that my predetermined Signature of such Party included in or affixed to any EDI transmission shall be sufficient to verify such Party originated, "signed" and "executed" such transmission. No Party shall disclose to any unauthorized person the Signatures of the Parties hereto.

3.

Statute of Frauds: The Parties expressly agree that all Data transmitted pursuant to this clause shall be deemed to be a "writing" or "in writing" for purposes of the Uniform Commercial Code ("UCC"). Any such Data containing or having affixed to it a Signature shall be deemed for all purposes to: (i) to have been "signed" and "executed"; and (ii) to constitute an "original" when printed from electronic: files or records established and maintained in the normal course of business.

4.

Method of Exchange: Exchange of Data will be made by direct electronic or computer systems communication between SBC and Supplier or by indirect communications using a third party service provider ("Provider") or Value Added Network ("VAN") to translate, forward and/or store such Data. Each Party shall be responsible for the cost(s) and associated cost(s) of any Provider or VAN with which it contracts.

 4.4 Independent Contractor

Supplier hereby represents and warrants to SBC that:

a.

Supplier is engaged in an independent business and will perform all obligations under this Agreement as an independent contractor and not as the agent or employee of SBC;

b.

Supplier's personnel performing Services shall be considered solely the employees of Supplier and not employees or agents of SBC;

c.

Supplier has and retains the right to exercise full control of and supervision over the performance of the Services and full control over the employment, direction, assignment, compensation, and discharge of all personnel performing the Services;

d.

Supplier is solely responsible for all matters relating to compensation and benefits for all of Supplier's personnel who perform Services. This responsibility includes, but is not limited to, (i) timely payment of compensation and benefits, including, but not limited to, overtime, medical, dental, and any other benefit, and (ii) all matters relating to compliance with all employer obligations to withhold employee taxes, pay employee and employer taxes, and file payroll tax returns and information returns under local, state and federal income tax. laws, unemployment compensation insurance and state: disability insurance tax laws, social security and Medicare tax laws, and all other payroll tax laws or similar taws with respect to all Supplier personnel providing Services; and,

Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
29

e. Supplier will indemnify, defend, and hold SBC harmless from all Liabilities, costs, expenses and claims related to Supplier's failure to comply with the immediately preceding paragraph.

 4.5

Information Customer

a.

For the purposes of this clause, "Information - Customer," "Customer Information" includes, but is not limited to, customer name, address, phone number, information concerning a customer's calling patterns, unlisted customer numbers, aggregate customer data with individual identifying information deleted, and Customer Proprietary Network Information ("CPNI") which includes information available to SBC by virtue of the SBC's relationship with. its customers as a provider of telecommunications service and may include: the quantity, technical configuration, location, type, destination, amount of use of telecommunications service subscribed to, and information contained on the telephone bills of SBC's customers pertaining to telephone exchange service or telephone toll service received by a customer of SBC. Except as provided herein, title to all Customer Information shall be in SBC. Except as otherwise provided herein, no license: or rights to any Customer Information are granted to Supplier hereunder.

b.

Supplier acknowledges that Customer Information received may be subject to certain privacy laws and regulations and requirements of SBC. Supplier shall consider Customer Information to be private, sensitive and confidential. Accordingly, with respect to Customer Information, Supplier shall comply with all applicable CPNI restrictions of the Telecommunications Act (47 U.S.C. § 222) and, for SBC's customers residing in California, the Constitution of California (Article I, § 1), the California Public Utilities Code (§§ 28412894), and General Order 107-B of the California Public-Utilities Commission. Accordingly, Supplier shall:

1.

not use any CPNI to market or otherwise sell products to SBC's customers;

2.

make no disclosure of Customer Information to any party other than SBC, except to the extent necessary for the performance of Services for SBC;

3.

not incorporate any Customer Information into any database other than in a database maintained exclusively for the storage of SBC's Customer Information;

4.

not incorporate any data from any of Supplier's other customers, including Affiliates of SBC, into SBC's customer database;

5.

make no use whatsoever of any Customer Information for any purpose except to comply with the terms of this Agreement;

6.

make no sale, license or lease of Customer Information to any other party;

7.

restrict access to Customer Information, to only those employees of Supplier that require access in order to perform Services under this Agreement;

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
3Q

8.

implement and comply with a data security plan, approved in advance in writing by SBC, and other procedures as may be agreed by SBC and Supplier relative to the security of Customer Information at all times: in performing Services hereunder;

9.

prohibit access or use of Customer Information by any of Supplier's other customers, Supplier's Affiliates, or third parties except as may be agreed otherwise by SBC; and

10.

promptly return all Customer Information to SBC upon expiration, Termination or Cancellation of this Agreement or applicable schedule, unless expressly agreed or instructed otherwise by SBC.

 4.6

Technical Support

Supplier will provide, at no additional cost to SBC, full and complete technical assistance to SBC for the Material and Services provisioned under this Agreement, including ongoing technical. support and field Service and. assistance, provision of technical bulletins and updated user manuals, and telephone assistance to assist with installation, operation, maintenance and problem resolution. The availability or performance of this technical support will not be construed as altering or affecting Supplier's obligations as set forth in the Warranty Section or as provided elsewhere in this Agreement. Field service and technical support, including emergency support (service affecting), will be provided on site twenty-four (24) hours a day. Supplier will provide to SBC, and keep current, an escalation document that includes names, titles and telephone numbers, including after-hours telephone numbers, of Supplier personnel responsible for providing technical support to SBC. Supplier will maintain a streamlined escalation process to speed resolution of reported problems.

 4.7 Key Personnel

Supplier shall notify in writing sixty (60) days prior to any change in key personnel. SBC may terminate this Agreement after receiving such notice of change of key personnel, upon giving thirty (30) days written notice of its intent to terminate this Agreement. Key personnel shall include Tom Harker, and David Biggs.

The personnel or facilities listed below are considered essential to the implementation of this program (defined as the first 180 days from the date the first interface is executed). Before removing, replacing, or diverting any of the specified personnel, Supplier shall notify SBC sixty (60) days in advance and submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on implementation. Supplier shall make no diversion without SBC's written consent. Tom Harker and David Biggs as key personnel may, with the consent of SBC, be amended from time to time during the implementation of the contract to change the key personnel.

Proprietary Information.

The information contained in this Agreement is not for use or disclosure outside SBC, supplier; their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
31

 4.8

Source Code Availability

Supplier shall deposit the source code and any other Information necessary to enable SBC to maintain the Software, including Documentation, into an escrow account pursuant to an escrow agreement substantially in the form of Appendix 4.9 ("Escrow Agreement") with an. escrow agent (the "Escrow Agent") satisfactory to SBC. Whenever a change is made to the source code during the term of the Escrow Agreement, the revised source code and related Documentation shall promptly be deposited into such escrow account.

 4.9

Testimony

Matters relating to Work under this Agreement may be at issue before various governmental bodies. Supplier agrees to have appropriate members of its company willing to testify at appropriate times at no additional cost, regarding any aspect of the Work.

 4.10 Work Done By Others

If any part of Supplier's Work is dependent upon work performed by others, Supplier shall inspect and promptly report to SBC any defect that renders such other work unsuitable for Supplier's proper performance. Supplier's silence shall constitute approval of such other work as fit, proper and suitable for Supplier's performance of its Work.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives:

Calibrus,. Inc.,

By:  /s/ David H Biggs

Printed Name: David H Biggs

Title: CEO

Date:

SBC SERVICES, INC.

By: /s/ John Howell

Printed Name: John Howell

 Title: Director Mktg. Bus Dev.& Advertising

Date:  August 30, 2002

Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

32

Appendix 1.2(1)

Description of Services (and Deliverables)

Supplier shall provide the following Services:

Supplier shall adhere to the current FCC and State regulations in providing these Services to SBC. SBC and Supplier will negotiate in good faith any changes in price as a result of significant changes in FCC, State regulations or call details.

SBC sales agent will contact the Supplier. Supplier will provide to SBC Third Party Verification Live Operator Services ("TPV Services" or "Services") that will allow for verification of orders.

The TPV Services involve Third Party Verification of sales to SBC customers. When a customer agrees to the sale, the SBC Sales Representative will enact an on-line transfer to a Supplier to record the fact that the customer has agreed to the sales order. Supplier will provide Live Operator Services that will allow for Third Party Verification of orders.

The Supplier will record the entire TPV process. Supplier will employ customized scripts, greetings, and indexing recordings by specified captured details as well as time, date, and year. Once recorded, all audio recordings shall be available for retrieval, Access to recordings will be available through any touch tone telephone or the Internet using the appropriate access and security codes, All voice recordings and all TPV Services are the sole property of SBC.

The TPV Services shall be in strict compliance with the Specifications as specified in Work Orders issued hereunder.

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

33

Appendix 1.2(2) Prices

Supplier shall provide the Services, including any applicable deliverables, for the following prices:

If actual business conditions vary significantly from estimates in a manner that affects the cost of providing TPV (Third Party Verification) Services, the Supplier and SBC will be given an opportunity to adjust the price of the Service by mutual written agreement. Supplier shall provide the Services, including any applicable deliverables, for the following prices:

	Per call charge based on Calls/ Month
Call Volume	>0 <=250K	>250K <=500K	>500K <= 750K	>750K <=1M
Live Operator Price Per call charge English and Spanish on behalf of SBC, SBC Affiliates and Suppliers	$ ..90	$ 0.87	$0.85	$0.83
Live Operator Price Per call charge in language (Cantonese, Mandarin, Korean, Japanese, Tagalong, Vietnamese, and Polish) behalf of SBC, SBC Affiliates and Suppliers.	$1.59	$I.57	$1.54	$1.52
Internet TPV - Live Operator Outbound Contact call charges for English and Spanish on behalf of SBC, SBC Affiliates and Suppliers. This price is not per call but for the required calls to contact Customer	$1.17	$1.14	$1.11	$1.08

Notwithstanding the forgoing, the per call charge is determined on a cumulative basis for SBC, all affiliates, SBC suppliers and all other Supplier customers who use the WEB based tools designed for this program combined regardless of call type. The per call charges is inclusive of all support charges including but not limited to Scripting, 800 Number services, Toll Charges, Programming, Reporting, Interfacing with SBC systems, etc. Cumulative SBC Calls apply to the total of all Live Operators regardless of origination for SBC, SBC's affiliates and SBC suppliers.

For example, if there were 400,000 SBC1Affiliate/SBC supplier calls in a month and 200,000 `other Supplier customers using the WEB based tools' in the same month, SBC would pay the prices per call specified in the (>500K<=750K) column. If there are 550,000 SBC calls in a month and 300,000 `other Supplier customers using the WEB based tools' in the same month, SBC would pay the prices per call specified in the (>750K<=1M) column.

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
34

Appendix 1,2(3)
Specifications/Requirements

To be specified on each work order issued hereunder. Executive Orders and Federal Regulations

Work under this Agreement may be subject to the provisions of certain Executive Orders, federal laws, state laws and associated regulations governing performance of this Agreement including, but not limited to: Executive Order 11246, Executive Order 11625, Executive Order 11701 and Executive Order 12138, Section 503 of the Rehabilitation Act of 1973, as amended, and the Vietnam Era Veteran's Readjustment Assistance Act of 1974. To the extent that such Executive Orders, federal laws, state laws and associated regulations apply to the Work under this Agreement, and only to that extent, Supplier (also referred to as "Contractor") agrees to comply with the provisions of all such Executive Orders, federal laws, state laws and associated regulations, as now in force or as may be amended in the future, including, but not limited to, the following:

1.

EQUAL EMPLOYMENT OPPORTUNITY DUTIES AND PROVISIONS OF GOVERNMENT CONTRACTORS

In accordance with 41 C.F.R. §60-1.4(a), the parties incorporate herein by this reference the regulations and contract clauses required by that section, including, but not limited to, Supplier's agreement that it will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. Supplier will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex or national origin.

2.

AGREEMENTT OF NON SEGREGATED FACILITIES

In accordance with 41 C,F.R.§60-1.8, Supplier agrees that it does not and will not maintain or provide for its employees any facilities segregated on the basis of race, color, religion, sex or national origin at any of its establishments, and that it does not, and will not, permit its employees to perform their services at any location, under its control, where such segregated facilities are maintained. The term "facilities" as used herein means waiting rooms, work areas, restaurants and other eating areas, time clocks, rest rooms, washrooms, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees; provided that separate or single-user restrooms and necessary dressing or sleeping areas shall be provided to assure privacy between the sexes.

3.

AGREEMENT OF AFFIRMATIVE ACTION PROGRAM

Supplier agrees that it has developed and is maintaining an Affirmative Action. Plan as required by 41 C.F.R.§60-1..4(b).

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
36

4.

AGREEMENT OF FILING

Supplier agrees that it will file, per current instructions, complete and accurate reports on Standard Form 100 (EEO-1), or such other forms as may be required under 41 C.F.R. §601.7(a).

5.

AFFIRMATIVE ACTION FOR HANDICAPPED PERSONS AND DISABLED VETERANS, VETERANS OF THE VIETNAM ERA.

In accordance with 41 C.F.R.§60-250,20, and 41 C.F.R.§60-741.20, the parties incorporate herein by this reference the regulations and contract clauses required by those provisions to be made a part of government contracts and subcontracts.

6.

UTILIZATION OF SMALL, .SMALL DISADVANTAGED AND WOMEN-OWNED SMALL BUSINESS CONCERNS

As prescribed in 48 C.F.R., Ch. 1, 19.708(a):

(a)

It is the policy of the United states that small business concerns, small business concerns owned and controlled by socially and economically disadvantaged individuals and small business concerns owned and controlled by women shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency, including contracts and subcontracts for systems, assemblies, components andrelated services for major systems. It is further the policy of the United States that its prime contractors establish procedures to ensure the timely payment amounts due pursuant to the terms of the subcontracts with small business concerns, small business concerns owned and controlled by socially and economically disadvantaged individuals and small business concerns owned and controlled by women.

(b)

Supplier hereby agrees to. carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. Supplier further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of Supplier's compliance with this clause,

(c)

As used in this Agreement, the term "small business concern" shall mean a small business as defined pursuant to Section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto. The term "small business concern owned and controlled by socially and economically disadvantaged individuals" shall mean a small business concern (i) which is at least fifty-one percent (51%) unconditionally owned by one or more socially and economically disadvantaged individuals, or, in the case of any publicly owned business, at least fifty-one percent (51%) of the stock of which is unconditionally owned by one or more socially and economically disadvantaged individuals; and (ii) whose management and daily business operations are controlled by one or more such individuals. This term shall also mean a small business concern that is

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
37

at least fifty-one percent (51%) unconditionally owned by an economically disadvantaged Indian tribe or Native Hawaiian Organization, or a publicly owned business having at least fifty-one percent (51%) of its stock unconditionally owned by one of these entities which has its management and daily business controlled by members of an economically disadvantaged Indian tribe or Native Hawaiian Organization, and which meets the requirements of 13 CRF part 124. Supplier shall presume that "socially and economically disadvantaged individual" includes Black Americans, Hispanic Americans, Native Americans, Asian-Pacific Americans, Subcontinent Asian Americans and other minorities, or any other individual found to be disadvantaged by the Administration. pursuant to Section 8(a) of the. Small Business Act. Supplier shall presume that socially and economically disadvantaged entities also include Indian Tribes and Native Hawaiian Organizations.

(d)

The term "small business concern owned and controlled by women" shall mean a small business concern (i) which is at least fifty-one percent (51%) owned by one or more women, or, in the case of any publicly owned business, at least fifty-one percent (51%) of the stock of which is owned by one or more women, and (ii) whose management and daily business operations are controlled by one or more women; and.

(e)

Suppliers acting in grind faith may rely on written represent Irons by their subcontractors regarding their status as a small business concern a small business concern owned-and controlled by social and-economically disadvantaged individuals owned small business concern owned and controlled lay women

7. SMALL, SMALL DISADVANTAGED AND WOMEN-OWNED SMALL BUSINESS SUBCONTRACTING PLAN.

The subcontractor will adopt a plan similar to the plan required by 48 CFR Ch. 1 at 52.219-9.

38

Appendix 3.35

Work Order/Statement of Services

1.

Description of Services and Deliverables:

Services performed shall include but not be limited to:

2.

Personnel to Perform the Services:

The personnel to perform such Services include:

3.

Location of Services:

Location of Services shall be at the following location:

4.

Prices

[State the applicable price or reference the Appendix which states the applicable price:

5.

Payment

           Payment for all Services shall be at the rate of

b.

Invoices/Billing. Information:.

Invoices and billing information are to be sent:

7.

Project Manager/Point of Contact:

           The project, manager and//or point of contact shall be:

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.

39

8. Name of Affiliate(s) Ordering Services 9. Reimbursable Expenses

The following sets forth the standards to be applied in reimbursing Supplier for the actual costs. of expenses incurred in the performance of its Services, provided such reimbursements are authorized in the applicable Order.

1.

Airfare: SBC will reimburse Supplier for airfare for coach or lower rate, provided such travel is authorized in advance by SBC. Supplier shall submit to SBC copies of all used airline tickets.

2.

Ground Transportation: SBC will reimburse Supplier for travel from the originally assigned work location (or, if no work location is so assigned, Supplier's principal place of business) to and from the temporary work location (any address other than the originally assigned work location) as follows: a) for use of Supplier's automobile at the mileage rate allowed by the Internal Revenue Services for business use of an automobile, or b) for reasonable car rental.

3.

Incidental Transportation Expenses: SBC will reimburse Supplier for incidental transportation expenses such as bridge tolls and parking fees incurred for travel to and from. temporary work locations.

4.

Lodging and Meals: SBC will reimburse Supplier for reasonable lodging and rival expenses when Supplier is assigned to a temporary work location requiring an overnight stay or longer, provided such travel is authorized in advance by SBC. Supplier shall not be entitled to reimbursement for meals purchased for persons other than Supplier's Personnel assigned to the project.

5, Telephone: SBC will reimburse Supplier for long distance and toll telephone calls placed by Supplier in the. performance of Services.

6. Delivery: SBC will reimburse Supplier for messenger services, overnight delivery and other express mail type services when such services are specifically requested by SBC or are reasonably necessary for Supplier's performance of Services.

Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SIC, Supplier, their affiliated companies and their third party representatives, except under written. Agreement by the contracting Parties.
40

Agreement Number 02024517 7. Entertainment: SBC will not reimburse Supplier for entertainment expenses.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives:

Supplier's Name -- sample only

SBC SERVICES, INC. -- sample only

By:

 By.

Printed Name:

 Printed Name:

Title:

 Title:

Date:

 Date:

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
41

Appendix 4.9

FORM OF SOFTWARE ESCROW AGREEMENT

THIS ESCROW AGREEMENT, effective

, 200_, (the "Escrow Agreement")

is among SBC Services, Inc. ("SBC"), ("Supplier") and ("Escrow Agent")

Pursuant to that certain

("the Agreement"), the parties agree as follows:

1.

Supplier agrees to keep current copies of the source code and other materials for the Supplier Licensed Software ("Deposit Materials") described in Attachment 1, attached hereto and made a part hereof, (herein referred to as the "Software") in escrow with Escrow Agent during the license term of such Software in accordance with the provisions of the Agreement and this Escrow Agreement.

2.

SBC and Supplier shall share equally all costs of providing and maintaining the Deposit Materials in escrow, including the fees of Escrow Agent. The copy of the Deposit Materials provided to SBC placed in escrow shall be reproduced and maintained on magnetic tape compatible with workstations and the Systems. on which the Software will operate and shall be accompanied by full documentation therefore. When a new release or substantial change to the current release of the Software is issued by or on behalf of Supplier during the term of the Escrow Agreement, the revised Deposit Materials, including the change, shall be delivered to the Escrow Agent as soon as practicable after the change is effected by or on behalf of Supplier. Copies of the revised Deposit Materials and the Deposit Materials prior to the then latest revision, shall be maintained in escrow as provided herein.

3.

Escrow Agent shall release the Deposit Materials to SBC under the following conditions (a "Release Condition"):

3. a.

Supplier's failure to cure a Material breach under and within the timeframes specified in the Agreement, or applicable Order; or

4.

b.

Except as limited below, existence of any one or more of the following circumstances, uncorrected for more than sixty (60) days: entry of an order for relief under Title 11 of the Federal Bankruptcy Code; the making by Supplier of a general assignment for the benefit of creditors; the appointment of a general receiver or trustee in bankruptcy of Supplier's business or property; or action by Supplier under any state insolvency or similar law for the purpose of its bankruptcy, reorganization, or liquidation. Notwithstanding the foregoing, the occurrence of the described events will not trigger release of the Deposit Materials if, within the specified sixty (60) day period, Supplier

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
42

provides to SBC adequate assurances, reasonably acceptable to SBC, of its continued ability and willingness to fulfill all of its maintenance and support obligations.

5.

If SBC believes in good faith that a Release Condition has occurred, SBC may provide to Escrow Agent written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials ("Request for Release"). Such Request for Release shall be accompanied by an affidavit (the 'Affidavit") signed by SBC attesting:

6.

1. To a full description of the Release Condition; and

7.

2. That the Deposit Materials shall continue to be the. sole property of Supplier and shall be subject. to the confidentiality provisions of the Agreement; and

S, 3. That the Deposit Materials shall be used solely for SBC's support and maintenance, modification or correction of the Supplier Licensed Software licensed by Supplier to SBC, including the creation of derivative works in order to provide SBC the benefits intended under the Agreement or Order (but not for purposes of sublicensing); and

9.

4. That a copy of the Request for Release and said Affidavit have been provided to Supplier.

10.

 Within three (3) business days of receipt of a Request for Release, Escrow Agent shall provide a copy of the Request for Release and the Affidavit to Supplier, by certified mail, return receipt requested, or by commercial express mail,

11.

From the date Escrow Agent mails the notice requesting release of the Deposit Materials, Supplier shall have ten (10) business days to deliver to Escrow Agent contrary instructions. "Contrary Instructions" shall mean the written representation by Supplier that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, Escrow Agent shall send a copy to SBC by certified mail, return receipt requested, or by commercial express mail. Additionally, Escrow Agent shall notify both SBC and Supplier that there is a dispute to be resolved pursuant to the Dispute Resolution Section of the Agreement (Section J. Escrow Agent will continue to store the Deposit Materials without release pending the first to occur of (a) joint instructions from Supplier and SBC; (b) resolution pursuant to the Dispute Resolution provisions; or (c) order of a court.

12.

If Escrow Agent does not receive Contrary Instructions from Supplier, Escrow Agent is authorized to release the Deposit Materials to SBC

4.

Escrow Agent shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent. manner with regard to this Escrow Agreement. Provided Escrow Agent has acted in the manner stated in the preceding sentence, the party on whose behalf, or pursuant to whose direction Escrow Agent acts, shall indemnify, defend and hold harmless

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
43

Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by Escrow Agent relating in any way to this Escrow Agreement. Absent any such direction, Supplier and SBC shall jointly and severally indemnify and hold harmless Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by Escrow Agent relating in any way to this Escrow Agreement, except for any Liability, costs or expenses that may be sustained or incurred by the gross negligence or willful misconduct on the part of Escrow Agent, its employees or agents.

5.

Any dispute relating to or arising from this Escrow Agreement shall be resoled by arbitration under the Commercial Rules of the American Arbitration Association as provided in Section of the Agreement. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address,.

6.

In the event of the nonpayment of fees owed to Escrow Agent, Escrow Agent shall provide written notice of delinquency to the parties to this Agreement affected by such delinquency. Any such party shall have the right to make the payment to Escrow Agent to cure the default. If the past due payment is not received. in full by Escrow Agent within one (1) month of the date of such notice, then at any time thereafter Escrow Agent shall have the right to terminate this Agreement to the extent it relates to the delinquent party by sending written notice of termination to such affected parties. Escrow Agent shall have no obligation to take any action under this Agreement so long as any payment due to Escrow Agent remains unpaid.

7.

Upon termination of this Agreement by joint instruction of Supplier and SBC, Escrow Agent shall destroy, return, or otherwise deliver the Deposit Materials in accordance with such instructions. Upon termination for nonpayment, Escrow Agent may, at its sole discretion, destroy the Deposit Materials or return them to Supplier. Escrow Agent shall have no obligation to return or destroy the Deposit Materials lithe Deposit Materials are subject to another escrow agreement with Escrow Agent.

8.

All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the address specified in Section _ of the Agreement. It shall be the responsibility of the parties to notify each other as provided in this Section in the even of a change of address.. The parties shall have the right to rely on the last known address of the other parties. Unless other wise provided in this Agreement, all documents and communications may be delivered by First Class mail.

IN WITNESS WHEREOF, the foregoing Agreement has been executed by authorized representatives of the parties hereto, in duplicate, as of the date first set forth above.

[Insert Supplier Name]

SBC Services, Inc.

By:________________________________      By:_____________________________

Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated: companies and their third party representatives, except under written Agreement by the contracting Parties.
44

Print Name

Print Name

Title

Date Signed:

[Insert Escrow.Agent Name

 By:

Print Name

Title:

Date Signed:

Proprietary Information

The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.
45

AMENDMENT NO.02
AGREEMENT NO. 02024517

This Amendment, effective on the date when signed by the last Party ("Effective Date"), and amending Agreement No.. 02024517, is. by and between Calibrus Inc., a Nevada corporation ("Supplier") and AT&T Services Inc.,. a Delaware corporation ("AT&T"), each of which may be referred to in the singular as "Party" or in the plural as "Parties,"

WITNESSETH

WHEREAS, Supplier and AT&T entered into Agreement No. 02024517, on September 12, 2002, (the "Agreement"); and

WHEREAS, Supplier and AT&T desire to amend the Agreement as hereinafter set forth.

Now, THEREFORE, in. consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:

1.

Section 3.33 Term of Agreement Letter a. is hereby changed to read:

This Agreement is effective on the date the last Party signs and, unless Terminated or Canceled as provided in this Agreement, shall remain in effect for a term ending on July 4, 2007. The Parties may extend the term of this Agreement by mutual agreement in writing.

2.

Appendix 1.2 (2) Prices is .hereby changed to read:

Supplier shall provide the Services, including any applicable deliverables, for the following prices: A.

Monthly Call Volume (note 1)	> 0	>250,000	> 500,000	> 750,000
	<= 250,000	<= 500,000	<= 750,000	<= 1,000,000
Group 1 calls (note 2) 1 minute 30 seconds	$0.96	$0.94	$0.91	$0.88.
1 minute 40 seconds	$1.05	$1..03	$1.0.1	$0.98.
1 minute 50 seconds	$1.15	$1..12	$1.09	$1.07
2 minutes	$1.17	$1.17	$1.1.5	$1.12.
Group 2 calls (note 3) 1 minute 30 seconds	$0.99	$0.97	$0.94	$0.91
1 minute 40 seconds	$1.08	$1.06	$1.04	$1.01
1 minute 50 seconds	$1.18	$1.15	$1.12	$1.10
2 minutes	$1.20	$1.20	$1.18	$1.15
Non-English Non-Spanish calls (note 4)

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written Agreement by the contracting Parties.

			Amendment 02 Agreement 02024517
1 minute 30 seconds	$1.52	$1.60	$1.57	$1.55
1 minute 40 seconds	$1.74	$1.72	$1.69	$1.67
1 minute 50 seconds	$1.86	$1.84	$1.81	$1.79
2 minutes	$1.98	$1.96	$1.93	$1.90
Conference Call Back Calls (note 5)	$0.58 per minute live operator transfer time plus $0.068 per minute for the entire conference time for all call volumes.
All other calls (note 6)	.

1) Monthly Call Volume Is determined by the sum of all calls in all categories and calls from other Calibrus clients that use the same process as AT&T.

2) Group 1 are live Operator calls in English and Spanish on behalf of AT&T, AT&T Affiliates and Suppliers except LD Direct group 2 calls,

3) Group 2 are live Operator calls in English and Spanish on behalf of AT&T LD Direct, AT&T LD  Direct Affiliates and Suppliers.

4) Non-English Non-Spanish calls are calls in Cantonese, Mandarin, Korean, Japanese, Tagalong, Vietnamese, and Polish on behalf of AT&T, AT&T LD Direct and their Affiliates and Suppliers.

5) Conference Call Back calls are calls where the customer is transferred back- to.AT&T, AT&T LD Direct, or their Affiliates. and Suppliers.

6)

The pricing of all other calls will be defined in specific. work orders. Extended length. live, operator calls that do not involve special long distance, language, or infrastructure costs will be priced according to table B. Live operator calls involving extra long distance, language, or other special cost will be priced in a special work order.

B. Extended Length Calls Length of Call (minutes)	1.5	1.6	1.7	1.8	1.9
" Monthly Calls	Price Per Call	Price Per Call	Price Per Call	Price Per Call	Price Per Call
0-250,000	$0.93	$0.99	$1.05	$1.10	$1.16
250001-500000	$0.90	$0.97	$1.03	$1.08	$1.14
500001-750000	$0.88	$0.93	$0.99	$1.04	$1.10
Over 750000	$0.86	$0.92	$0.97	$1.03	$1.08
Length of Call (minutes)	2	2.1	2.2	2.3	2.4
0.250,000	$1.21	$1.27	$1.32	$1.38	$1.44
250001-500000	$1.19	$1.25	$1.30	$1.36	$1.42
500001-750000	$1.15	$1,21	$1.26	$1.32	$1.38

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written Agreement by the contracting Parties.

				Amendment 02 Agreement. 02024517
Over 750000	$1.14	$1.19	$1.25	$1.31	$1-.36
Length of Call (minutes)	2.5	2.6	2.7	2.8	2.9
0-250,000	$1.49	$1.55	$1.60	$1.66	$1.71
250001-500000	$I.47	$1.53	$1.58	$1.64	$1.69
500001-750000	$1.43	$1.49	$1.54	$1.60	$1.65
Over 750000	$1.42	$1 $1.47	$1.53	$1.58	$1.64
Length of Call. (minutes)	3	3,1	3.2	3.3	3.4
0-250,000	$1.77	$1.82	$1.88	$1.94	$1$1.99
250001-500000	$1.75	$1.80	$1.86	$1,92	$1.97
500001-750000	$1.71	$1.76.	$1.82	$1.88	$1.93
Over 750000	$1.70	$1.75	$1.81	$1.86	$1.92
Length of Call (minutes)	3.5	3.6	3.7	3.8	3.9
0-250,000	$2.05	$2.10	$2.16	$221	$2.27
250001-500000	$2:03	$2.08	$2.14	$2.19	$2.25
500001-750000	$1.99	$2.04	$2.10	$2.15	$2.21
Over 750000	$1.97	$2.03	$2.09	$2,14	$2.20
Length of Call (minutes)	4	4..1	4.2.	4.3	4.4
0-250,000	$2.33	$2.38	$2.44	$2.49	$2.55
250001-500000	$2.31	$2.36	$2.42	$2.47	$2.53
500001-750000	$2.27	$2.32	$2.38	$2.43	$2.49
Over 750000	$2.25	$2.31	$2.36	$2.42	$2.47
Length of Call (minutes)	4:5	4,6	4.7	4.8	4.9
0-250,000	$2.60	$2.66	$2.71	$2.77	$2.83
250001-500000	$2.58	$2;64	$2.69	$2.75	$2.81
500001-750000	$2.54	$2.60	$2.65	$2.71	$2.77
Over 750000	$2.53	$2.59	$2.64	$2.70	$2.75
Length of Call (minutes)	5.0	5.1	5.2	5.3	5.4
0-250,000	$2.88	$2$2.94	$2.99	$3.05	$3.10
250001-500000	$2:86	$2.92	$2.97	$3,03	$3.08
500001-750000	$2.82	$2.88	$2.93	$2.99	$3$2.04
Over 750000	$2.81	$2.86	$2.92	$2.98	$3.03
Length of Call (minutes)	5.4	5.5	5.6	5.7	5.8
0-250,000	$3.16	$3.22	$3.27	$3.33	$3.38
250001-500000	$3.14	$3.20	$3.25	$3.31	$3.36
500001-750000	$3.10	$3.16	$3.21	$3.27	$3.32
Over 750000	$3.09	$3.14	$3.20	$3.25	83.31.
Length of Call (minutes)	5.9	6.0	6.1	6.2	6.3
0-250,000	$3.44	$3 $3.49	$3.55	$3.60	$3$3.66
250001-500000	$3:42	$3.47	$3$ 3.53	$3.58	$3.64
500001-750000	$3.38	$3.43	$3.49	$3.54	$3.60
Over 750000	$3.36	$3.42	$3.48	$3.53	$3.59

Proprietary Information
The information contained in this Agreements not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written Agreement by the contracting Parties.

				Amendment 02 Agreement 02024517
Length. of Call (minutes)	6.4	6,5	6.6	6.7	6.8
0-250,000	$3.72	$3.77	$3.83	$3.88	$3.94
250001.500000	$3.70	$3.75	$3.81	$3.86	$3.92
500001-750000	$3.66	$3.71	$3.77	$3.82	$3.88
Over 750000	$3.64	$3.70	$3.75	$3.81	$3.87

3.

Appendix 1.2 (3) Specifications/Requirements is hereby changed to include:

Supplier will, achieve an Average Seconds to Answer ("ASA") of five (5) seconds measured on a monthly basis. If Supplier does not meet the ASA for the given month AT&T will receive a one percent (1%) credit towards that month's invoice. For each subsequent month that the ASA is not met AT&T will receive an additional one percent (1%) credit on that month's invoice, The total monthly credit shall not exceed twelve percent (12%) at any time. The monthly credit will reset back to zero (0) when the ASA is met for any given month.

Upon written notice to AT&T, Supplier may stop handling calls from third parties to AT&T under this Agreement if the third party in question has not paid all applicable charges due to Supplier within ninety (90) days of the date of invoice,

The terms and conditions of Agreement No. 02024517 in all other respects remain .unmodified and in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to Agreement No. 02024517 to be executed, which may be in duplicate counterparts, each of which will be deemed to be an original instrument, as of the-date-the last Party signs.

Calibrus Inc.

AT&T Services Inc.

By: /s/ Thomas Hofer

By:  /s/ Todd Weiss

Printed Name:  Tomas Hofer

Printed Name: Todd Weiss

Title:  Managing Director

Title:  Sr. Contract Manager

Date:  07/17/06

Date:  7-21-06

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T Supplier, their Affiliates and their third party representatives, except under written Agreement by the contracting Parties.

AMENDMENT NO.02
AGREEMENT NO. 02024517

This Amendment, effective on the date when signed by the last Party ("Effective Date"), and amending Agreement No. 02024517, is by and between Calibrus Inc., a Nevada corporation ("Supplier") and SBC Services Inc., a Delaware corporation ("SBC"), each of which may be referred to in the singular as "Party" or in the plural as "Parties,"

WITNESSETH

WHEREAS, Supplier and SBC entered into Agreement: No..02024517, on September. 12, 2002, (the. "Agreement"); and.

WHEREAS, Supplier and SBC desire to amend the Agreement as hereinafter set forth.

Now, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:

1.

Section 2.13 "Order" is hereby changed to read:

"Order" means such purchase orders, work orders, forms, memoranda or other written communications as may be delivered to Supplier in the form set forth in Appendix 3,35 for the purpose of ordering Services hereunder.

2.

Section 3.2 Amendment and Waivers is hereby changed to read:

This Agreement and any Orders placed hereunder may be amended or modified only through a subsequent written document signed by the Parties; provided that SBC may, at any time, make changes to the scope of Work through an amended or new Order accepted by Supplier. Supplier shall not unreasonably withhold consent on such issues. An equitable adjustment shall be made if such change substantially affects the time of performance or the cost of the Work to be performed under this Agreement. Such cost adjustment shall be made on the basis of the actual cost of the Work, unless otherwise agreed in writing. No course of dealing or failure of either Party to strictly enforce any term, right or condition of this Agreement shall be construed as a general waiver or relinquishment of such term, right or condition. A waiver by either Party of any default shall not be deemed a waiver of any other default.

3.

Section 3.3- Assignment is hereby changed to read:

Neither Party may assign, delegate, subcontract or otherwise transfer its rights or obligations under this Agreement, except with the prior written consent of the other Party; provided, however, that SBC will have the right to assign this Agreement to any Affiliate without securing the consent of Supplier provided that such Affiliate assume all obligations of SBC under this Agreement.. Both

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliates and their third party representatives, except under written Agreement by the contracting Parties.

Amendment 02 Agreement 02024517

Parties may assign their respective rights to receive money due hereunder. Any attempted assignment or transfer not consented to in writing, except for an assignment to receive money due hereunder, will be void. It is expressly agreed that any assignment of money will be void if (i) the assignor fails to give the non-assigning Party at least thirty (30) days prior written notice, or (ii) the assignment imposes or attempts to impose upon the non-assigning Party additional costs or obligations in addition to the payment of such money, or (iii) the assignment attempts to preclude SBC from dealing solely and directly with Supplier in all matters pertaining to this Agreement, or (iv) the assignment denies, alters or attempts to alter any of the non-assigning Party's rights hereunder,

4.

Section 3.4 Cancellation and Termination Letter a. Number 2. hall now read:

If Supplier is the party in default, SBC may Cancel any Orders which may be affected by Supplier's default without any financial obligation or liability on the part of SBC whatsoever, except to pay for the value of any Materials and/or Services retained by SBC. Supplier shall also promptly refund amounts, if any, previously paid by SBC for such Material and/or Services. Upon removal and restoration and SBC's receipt of any such reimbursement and refund, title to any such Materials, which had previously passed to SEC, shall revert to Supplier.

5.          Section 3.4 Cancellation and Termination Letter b.. is hereby changed to read:

SBC may Terminate this Agreement or any Order in whole or in part, at any time, upon 90 days written notice to Supplier. In such event, or if Supplier Cancels this Agreement or Order as a result of SBC's failure to cure a material default under section 3.4(a), SBC shall pay Supplier its actual and direct costs incurred to provide the Materials and Services ordered by SBC but no more than a percentage of the Services performed or Materials Delivered, less reimbursements, including salvage or resale value, of Materials or Services affected. If requested, Supplier agrees to substantiate such costs with proof satisfactory to SBC. In no event shall SBC's liability exceed the price of any Materials or Services Ordered hereunder, provided that SBC shall have no liability for Materials not specially manufactured for SBC pursuant to any Order which is Terminated at least thirty (30) days prior to the Delivery Date. After the receipt of SBC's payment for any Services, Supplier shall deliver the physical embodiments, if any, of such Services. The foregoing statement of SBC's liability states the entire liability of SBC and Supplier's sole remedy for SBC's Termination for convenience, or Supplier's Cancellation for material default,

6.

Section 3.5 Compliance with Laws is hereby changed to read:

Supplier and SBC shall comply with all applicable federal, state, county, and local rules, including, without limitation, all statutes, laws, ordinances, regulations and codes ("Laws"). Supplier's obligation to comply with all Laws includes the procurement of permits, certificates, approvals, inspections and licenses, when needed, in the performance of this Agreement. Supplier further agrees to comply with all applicable Executive and Federal regulations as set forth in "Executive Orders and Federal Regulations," a copy of which is attached as Appendix 3.5 and by this reference made a part of this Agreement. Each Party shall defend, indemnify and hold the other Party harmless

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliates and their third party representatives, except under written Agreement by the contracting Parties.

from and against any Liability that may be sustained by reason of the other Party's failure to comply with this Section.

7.

Section 3.9 Delivery , Performance and Acceptance is hereby changed to read:

Services performed by Supplier shall be deemed to be Accepted by SBC when Services are performed to SEC's satisfaction. Payments, including progress payments, if any, shall not be construed as Acceptance of Services performed up to the time of such payments. SBC shall notify Supplier in writing of any Services it considers to be unsatisfactory.. Supplies: shall, at no charge to SBC, take prompt action to correct such unsatisfactory Services. If such unsatisfactory Services have not been corrected within a reasonable time (not to exceed ten (10) working days from date of notification), SBC may, in addition to all other rights and remedies provided by law or this Agreement, Cancel this Agreement and/or any affected Order.

8.

Section 3.13 Indemnity, Letter a. sentence (iii) is hereby changed to read: SUPPLIER'S FAILURE TO COMPLY WITH ALL APPLICABLE LAWS, AND

9.

Section 3,13 Indemnity Letter b. is herby changed to read:

IT IS THE INTENT OF THE PARTIES THAT THIS INDEMNITY APPLY REGARDLESS OF WHETHER OR NOT SUCH-LIABILITY WAS CAUSED IN PART BY SBC'S-OWN NEGLIGENCE OR. THAT OF THE OTHER PARTIES INDEMNIFIED UNDER THIS SECTION,. EXCLUDING ONLY ANY.LIABILITY ARISING FROM THE NEGLIGENCE OF SBC AND EXCLUDING ANY SBC LIABILITY ARISING FROM ANY ORDER DEFINITION OR SCRIPTING RELATING TO THE TPV.PROCESS. THIS: INDEMNITY SHALL. SURVIVE THE DELIVERY, INSPECTION AND.ACCEPTANCE OF THE MATERIAL OR SERVICES.

10.

Section 3.13 Indemnity add the following language:

g.

EXCEPT FOR TFTE THIRD PARTY LIABILITY AND CONFIDENTIALITY PROVISIONS SET FORTH HEREIN, IN NO. EVENT WILL A PARTY'S LIABILITY FOR INDEMNIFICATION UNDER THIS AGREEMENT EXCEED THE AMOUNTS SUCH PARTY HAS BEEN PAID UNDER THIS AGREEMENT..

h.

EXCEPT FOR THE THIRD PARTY LIABILITY PROVISIONS SET FORTH HEREIN, IN NO EVENT MAY A PARTY MAKE A CLAIM FOR INDEMNIFICATION UNDER THIS. AGREEMENT' AFTER THE SECOND ANNIVERSARY OF THE TERMINATION OF THIS AGREEMENT.

11.

Section 3.14. Information Letter a Number 1. is hereby changed to read:

Any Information furnished to Supplier in connection with this Agreement, including Information provided under a separate Non-Disclosure prior to executing this Agreement, shall remain SEC's property. Unless such Information was previously known to Supplier free of any obligation to keep it confidential, or has been or is subsequently made public by SBC or a third. party, without violating

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside S.BC, supplier, their Affiliates and their third party representatives, except. under written Agreement by the contracting Parties.

Amendment 02 Agreement 02024517

a confidentiality obligation, it shall be kept confidential by Supplier, shall be used only in performing under this Agreement, and may not. be used for other purposes, except as may be agreed upon between Supplier and SBC in writing. Supplier is granted no rights or license to such Information other than to use such information in accordance with this agreement. All copies of such Information, in written, graphic or other tangible form, shall be returned to SBC upon the earlier of (i) SEC's request or (ii) upon Termination, Cancellation, or expiration of this Agreement. All copies of such Information in intangible form, such as electronic records, including electronic mail, shall be destroyed upon the earlier of (i) SBC's request or (ii) upon Termination, Cancellation, or expiration of this Agreement, and Supplier shall certify to SBC the destruction of all intangible copies of such Information.

12.

Section 3.14 Information Letter b.. is hereby changed to read:

Any Information furnished to SBC under this Agreement by Supplier shall remain Supplier's property. No Information furnished by Supplier to SBC in connection with this Agreement shall be considered to be confidential or proprietary unless it is conspicuously marked as. such. If Supplier provides SBC with any proprietary or confidential Information, which is conspicuously marked, SBC shall use the same degree of care to prevent its disclosure to others as SBC uses with respect to its own proprietary or confidential Information. Notwithstanding the preceding sentences, no installation, operation, repair, or maintenance Information of Supplier that pertain to the Material and Services that are the subject of this Agreement shall be considered to be proprietary or confidential, and SBC may disclose such Information to others for the purpose of installing, operating, repairing, replacing, removing and maintaining the Material for which it was initially furnished except as defined in section 4.9 source code. Upon the request of Supplier, SBC will promptly surrender all confidential Information of Supplier and all copies of the same to Supplier,

13.

Section 3.17 Invoicing and Payment letter e. is hereby changed to read:

Supplier agrees to accept standard, commercial methods of payment and evidence of payment obligation including, but not limited to, SBC's purchase orders and electronic fund transfers in connection with the purchase of the Material, and Services.

14.

Section. 3.19 Limitation of Liability is herby changed to read:

Neither Party will be liable for consequential, incidental, special or punitive damages, or for loss of revenue or profit in connection with the performance or failure to perform this Agreement, regardless of whether such Liability arises from breach of contract, tort or any other theory of Liability.

15.

Section 3,23 MBEIWBEIDVBE Cancellation Clause Letters a. and b. are changed to read:

Supplier agrees that falsification or misrepresentation of, or failure to report a disqualifying change in, the MBE/WBE/DVBE status of Supplier or any subcontractor utilized by Supplier, or Supplier's failure to comply in good faith with any MBE/WBE/DVBE utilization goals established by Supplier, or Supplier's failure to cooperate in any investigation conducted by

Proprietary Information
The information contained in this Agreement is not. for use or disclosure outside SBC, Supplier, their Affiliates and their third party representatives, except under written Agreement by the contracting Parties.

Amendment 02 Agreement 02024517

SBC, or by SBC's agent, to determine Supplier's compliance with this section, will constitute a material breach of this Agreement. In the event of any such breach, SBC may, at its option, cancel ("Cancel") this Agreement upon thirty (30) days notice. Supplier acknowledges and agrees that SBC's right to Cancel is absolute and unconditional, and.' SBC shall not be. subject to Liability, nor shall Supplier have any right to suit for damages as a result of such Cancellation. In the event of such. cancellation, SBC shall pay Supplier in accordance with the terms of Section 3.4.

b.

For purchases under this Agreement by Pacific Bell, Pacific Bell Directory, Pacific Bell Mobile Services, Pacific Bell Information Services, Pacific Bell Communications, and any other entity operating principally in California (collectively "California Affiliates"), Minority and Women Business Enterprises (MBEs/WBEs) are defined as businesses which satisfy the requirements of paragraph d. below and are certified as MBEs/WBEs by the California Public Utilities Commission Clearinghouse ("CPUC-certified") or are certified as MBEs/WBEs by a certifying agency recognized by SBC.

16

Section '3-,.25-Notices. the SBC contact is hereby changed to :.

SBC Services Inc.

2000 Ameritech Center Dr Loc 3A35A

Hoffman Estates, IL 60196

Attn.: Todd Weiss Phone: (847) 248-5854

Facsimile: (847) 248-3725

17.

Section 3.26 Price Letter a, is hereby changed to read:

Services shall be furnished by Supplier in accordance with the prices set forth in . Appendix 1.2(2), attached hereto and made a part hereof, or pursuant to firm prices which are quoted by Supplier for such Services, whichever price is lower. The prices for all Services in individual Orders are subject to change only in accordance with this Agreement, which changes must be in writing and signed by both Parties. If Supplier at any time makes a general price decrease, Supplier shall promptly notify SBC in writing and extend such decrease to SBC effective on the date of such general price decrease. The prices in Appendix 1.2(2) are not subject to increase during the Term of this Agreement,

18.

Section 3.27 Publicity is hereby changed to read:

Supplier shall not use SBC's or its Affiliates' names or any language, pictures, trademarks, service marks or symbols which could, in SBC's judgment, imply SEC's or its Affiliates' identity or endorsement by S.BC, its Affiliates or any of its employees in any (i) written, electronic or oral advertising or presentation or (ii) brochure, newsletter, book, electronic database or other written matter of whatever nature, without SBC's prior written consent (hereafter the terms in subsections (i) and (ii) of this Section shall be collectively referred to as "Publicity Matters"). Supplier will submit

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SEC, Supplier, their Affiliates and their third party representatives, except under written Agreement by the contracting Parties.

Amendment 02 Agreement 02024517

to SBC for written approval, prior to publication, all Publicity Matters that mention or display SBC's or its Affiliates' names, trademarks or service marks, or that contain any symbols, pictures or language from which a connection to said names or marks may be inferred or implied. Supplier shall be permitted to show this Agreement or disclose the contents of this Agreement to third parties in connection with lines of credit and debt or equity financings upon written approval by SBC.

19.

Section 3.28 Quality Assurance is herby changed to read:

Supplier shall maintain and follow the quality assurance plan set forth below. The plan shall: 1.

Identify personnel that perform the quality activities

2.

Identify the team responsible for quality performance

3.

Clearly identify known and suspected error sources identified by the supplier and/or SBC.

4.

Define the format of a weekly quality report that will be sent to SBC. The report will as a minimum contain:

The number of verifications monitored for each category of known and suspected errors.

The number of quality problems found

iii.)

Actions taken to maintain or improve quality

5..

Identify SBC personnel that will receive the weekly quality report.

b.

If SBC. reasonably determines that Supplier has issues relating to the quality of its Services under this Agreement, SBC, at Supplier's expense, may require improvement initiatives requiring the intervention of a third party quality consultant for the purpose of auditing, tracking and reporting performance and Material conformance with stated requirements. Both parties will mutually agree upon which third party quality consultant will be selected. Periodically as agreed, status of activities and initiatives shall be submitted to both parties for review. Unresolved issues will be documented and reported within both companies to the appropriate level of management responsible to resolve the issue.

1.

When source inspection is required, Supplier further agrees that it will, at SBC's request

2.

Provide SBC or SBC's agent, at no charge, access to Supplier's premises, test equipment, facilities, data and specifications. Supplier will also provide personnel to assist and sufficient working space to enable SBC or SBC's agent to perform said source inspection and/or process surveillance and/or a review of Supplier's quality program at Supplier's facilities.

Proprietary Information
The information contained in this. Agreement is not for use or disclosure-outside "SBC, Supplier, their Affiliates and their third party representatives, except under written Agreement by the contracting Parties..

c.

Both parties hereby agree to participate in the Supplier Performance Program (hereinafter "Program") described below. The Program is a program to assist Supplier in self-identifying areas of deficiency that may develop in Supplier's performance as it relates to fulfilling its obligations under this agreement. Participation in or use of, the Program does not negate or diminish Supplier's responsibilities as it relates to its requirements to perform its obligation as defined elsewhere in this agreement nor does it negate diminish or waive SBC's rights or remedies as defined elsewhere in this agreement. If there is a conflict between the Program and other sections of this agreement the other sections of the agreement shall control.

Supplier hereby agrees to:

(i)

Monitor its performance relative to certain measurable performance indices such as product performance, service performance, and on time delivery. Performance measurements collected for the purposes of the Program (hereinafter "Data") will be defined by SBC and communicated to Supplier from time to time.

(ii)

Collect and report to SBC the Data relating to Supplier's performance. The Data is to be entered by Supplier in SBC's Supplier Website in a format that is designated by SBC. Data will be collected and reported periodically.

(iii)

Conduct a self-evaluation of its performance based on the analysis of the Data reported. In those areas where Supplier's performance deviates from SBC's identified acceptable performance levels, Supplier shall develop and submit specific performance improvement plans to SBC detailing Supplier plans to correct such deficiencies:

(iv)

Cooperate fully with SBC's supplier performance management team to coordinate Supplier's activities as they relate to the Program. This includes but is not limited to participation in planning meetings, audits, feedback sessions, and issue resolution.

2.

SBC hereby agrees to:

(i)

Define the Data requirements that Supplier will monitor and report.

"(ii)

Provide Supplier with access to SBC's supplier website for the purposes of entering Supplier's data.

(iii) Generate Performance Reports summarizing the Data and provide Supplier with periodic feedback evaluating of its performance. SBC's supplier performance management team will assist Supplier in resolving any internal SBC issues that may impact Supplier's performance.

d.

Nothing contained in this Section, "Quality Assurance," will diminish Supplier's obligation to deliver defect-free Material in conformance to Supplier's warranty

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliates and their third party representatives, except under written Agreement by the contracting Parties,

obligations under this agreement. SBC's purchase or license of any Material hereunder is subject to SBC's inspection and acceptance after delivery thereof.

20.

Section 3.33 Term of Agreement Letter a. is hereby changed to read:

This Agreement is effective on the date the last Party signs and, unless Terminated or Canceled as provided in this Agreement, shall remain in effect for a term. ending on July 4, 2006. The Parties may extend the term of this Agreement by mutual agreement in writing.

21.

Section 3.35 Work Orders, .shall now read:

a.

SBC may order Material and Services by submitting Work Orders in connection with this Agreement. SBC will submit Work Orders that are substantially in the form of Appendix 3.35

b.

The terms in this Agreement shall apply to Work Orders submitted in connection with this Agreement, and preprinted terms on the back of any Order shall not apply,

22.

Section 4.7 Key Personnel is hereby deleted in. it entirety.

23.

Section 4.& Source, Code Availability 'hereby Changed to read:

Supplier shall copy all Software, including Documentation, onto a CD quarterly and deliver the CD to SBC to be used by SBC if Supplier is unable to perform the Service. SBC will only use the backup copies of Software and Documentation in the event that Supplier is unable to provide the Service.

24.

Appendix 1.2 (2). Prices is hereby changed to read:

Supplier shall provide the Services, including any applicable deliverables, for the following prices: A.

Monthly Call Volume (note 1)

\.

> 0 <= 250,000,	> 250,000 <= 500,000	> 500,000 <.-.4 750,000	> 750,000 <= 1,000,000
$0.90	$0.87	$0.85	$0.83
$0.93	$0.90	$0.88	$0.86
$1.59	$1.57	$1.54	$1.52
$0.00	$0.00	$0.00	0.00

not negotiated     not negotiated        not negotiated    not negotiated

Conference Call Back Calls (note 7 )

$0.58 per minute li                                                         operator transfer time plus $0.068 per minute for the entire conference time for all call volumes.

Proprietary Information
Tile information contained in this Agreement is not for use or disclosure outside SBC, Supplier, their Affiliates and their third party representatives, except under written Agreement by the contracting Parties.

All other calls: (note 8)

1) Monthly Call Volume is determined by the sum of all calls in all categories and calls from other Calibrus clients that use the same process as SBC.

2) Group 1 are live Operator calls in English and Spanish on behalf of SBC, SBC Affiliates and Suppliers except LD Direct group 2 calls.

3) Group 2 are live Operator calls in English and Spanish on behalf of SBC LD Direct, SBC LD Direct Affiliates and Suppliers.

4) Non-English Non-Spanish calls are calls in Cantonese, Mandarin,. Korean,..Japanese, Tagalong,, Vietnamese, and Polish on behalf of SBC, SBC LD Direct and their Affiliates and Suppliers.

5) Downtime IVR calls are IVR TPVs that are conducted because the normal operation of Calibrus' infrastructure is disrupted to the extent that live operator TPVs could not be conducted.

6) Discretionary IVR calls would be the use of I.VR When Calibrus infrastructure- was able to process live operator TPVs..

7) Conference. Call Back. calls are calls where the customer is. transferred back to. SBC, SBG LD Direct, or their Affiliates and Suppliers.

8) The pricing of all. other calls will-be defined in specific work orders. Extended length live operator calls that. do not involve special. long distance, language, or infrastructure costs will be priced. according to table, B. Live operator calls involving extra long distance, language, or other special cost will be priced in a specialwork order.

B. Extended Length Calls Length of Call (minutes)	. 1.5	16	1.7	1.8	1..9
Monthly Calls	Price Per Call	Price Per. Call	Price Per Call	Price Per Call	Price Per Call
0-250,000	$0.93	$0.99	$1.05	$1.10:	$1.16
.250001-500000	$0.90	$0.97	$1.03	$1.08	$1.34
500001-750000.	$0.88	$0.93	$0.99	$1.04	$1.10
Over 750000:	$0.86	$0.92	$0.97	$1.03	$1.08
Length of Call (minutes)	2	2,1	2.2	2.3	2.4
0-250,000	$1.21	$1.27	$1,32	$1.38	$1.44
250001-500000	$1.19	$1.25	$1.30	$1.36	$1.42
500001-750000	$1.15	$1.21	$1:26	$1.32	$1.38
Over 750000	$1.14	$1.19	$1.25	$131	$1.36
Length of Call (minutes)	2.5	2.6	2.7	2.8	2.9

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SRC, Supplier, their Affiliates and their third party representatives, except under written Agreement by the contracting Parties.

				Amendment 02 Agreement 02024517
0-250,000	$1.49	$1.55	$1.60	$1.66	$1.71
250001-500000	$1.47	$1.53	$1.58	$1.64	$1.69
500001-750000	$1.43	$1.49	$1.54	$1.60	$1.65
Over 750000	$1.42	$1.47	$1.53	$1.58	$1.64
Length of Call. (minutes)	3	3.1	3.2	3.3	3.4
0-250,000:	$1.77	$1.82	$1.88	$1.94	$1.99
250001-500000	$1.75	$1.80	$1,86	$1.92	$1.97
500001-750000	$1.71	$1.76	$1.82	$1.88	$1.93
Over 750000	$1.70	$1.75	$1.81	$1.86	$1.92
Length. of Call (minutes)	3.5	3.6	3,7	3.8	3.9
0-250,000	$2:05	$2.10	$2.16	$2.2.1	$2.27
250001-500000	$2.03	$2.08	$2.14	$2.19	$2.25
500001-750000	$1.99	$2.04	$2.10	$2.15	$2.21
Over 750000	$1.97	$2.03	$2.09	$2..14	$2.20
Length of Call (minutes)	4	4.1	4.2	4.3	4.4
0-250,000	$2.33	$2.38	$2.44	$2.49	$2.55
250001-500000	$2:31	$2.36	$2.42	$2.47	$2.53
500001-750000	$2.27	$2.32	$2.38	$2.43	$2.49
Over 750000	$2.25	$2.31	$2.36	$2.42	$2.47
Length of Call (minutes)	4.5	4.6	4.7	4.8	4.9
0.250,000	$2.60	$2.66	$2.71	$2.77	$2.83
250001-500000	$2.58	$2.64	$169	$2.75	$2.81
.500001-750000	$2.54	$2.60	$2.65	$2.71	$2.77
Over 750000	$2.53	$2.59	$2.64	$2.70	$2.75
Length of Call (minutes)	5.0	5.1	5.2	5.3	5.4
0-250,000	$2.88	$2.94	$2.99	$3.05	$3.10
250001-500000	$2.86	$2.92	$2.97	$3.03	$3.08
500001-750000	$2.82	$2.88	$2.93	$2.99	$3.04
Over 750000	$2.81	$2.86	$2.92	$2.98	$3.03
Length of Call (minutes)	5.4	5.5	5.6	5.7	5.8
0-250,000	$3.16	$3.22	$3.27	$3.33	$3.38
250001-500000	$3.14	$3.20	$3.25	$3.31	$3.36
500001-750000	$3.10	$3.16	$3.21	$3.27	$3.32
Over 750000	$3.09	$3.14	$3.20	$3.25	$3.31
Length of Call (minutes)	5.9	6.0	6.1	-6.2	6.3
0-250,000	$3.44	$3.49	$3.55	$3.60	$3.66
.250001-500000	$3.42	$3.47	$3.53	$3.58	$3.64
500001-750000	$3..38.	$3.43	$3.49	$3:54	$3.60
Over 750000	$3.36	$3.42	$3.48	$3.53	$3.59
Length of Call (minutes)	6.4	6.5	6.6	.6.7	6.8
0-250,000	$3.72	$3.77	$3.83	$3.88	$3.94

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside SBC, Supplier,. their Affiliates and their third party representatives, except under written Agreement by the contracting Parties.

				Amendment 02 Agreement 02024517
250001-500000	$3.70	$3.75	$3.81	$3.86	$3.92
500001-750000	$3.66	$3.71	$3.77	$3;82	$3.88
Over 750000	$3.64	$330	$3.75	$3.81	$3.87

The terms and conditions of Agreement No. 02024517 in all other respects remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to Agreement No. 02024517 to be executed, which may be in duplicate counterparts, each of which will be deemed to be an original instrument, as of the date the last Party signs.

Calibrus Inc..

By: /s/ David H Biggs

Printed Name:  David H Biggs

Title:  CEO

Date:  28 May 2004

SBC Services Inc.

By: /s/ Todd Weiss

Printed Name: Todd Weiss

Title  Senior Contract Manager

Date: 5-27-2004

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside $BC, Supplier, their Affiliates and their third party representatives, except underwritten Agreement by the contracting Parties.

AGREEMENT NO. 02024517.A,003

This Amendment, effective an the date when signed by the last Party ("Effective Date"), and amending Agreement No, 02024517, is byand between Calibrus  a Nevada corporation

("Supplier") and AT&T Services

a Delaware corporation ("AT&T"), each of which. may be referred to in the singular as "Party" or in the plural as "Parties.."

WITNESSETH

WHEREAS, Supplier and AT&T entered into .Agreement No. 02.0245.17, on September 1.2, 2002,. (the "Agreement"); and.

WHEREAS,. Supplier and AT&T desire to amend the Agreement as .hereinafter set forth.

Now, THEREFORE, consideration of mutual promises and covenants erein., the Parties hereby agree the purpose of this Amendment is to extend the term of the Agreement NO.. 02024517.. Further,. both Parties agree as follows:

.

Section 3,33 Term of Agreement Letter is hereby changed to read:

This Agreement is effective on the date the last Party signs and, unless Terminated. or Canceled as provided in this Agreement, shall remain iii effect for a terra ending on September 30, 2007. The Parties may extend the terra of this' Agreement by mutual agreement in writing..

2.

Appendix 1.2 (2) Prices is hereby changed to read:

WILD Group One Calls 1.50 to 1.58 to: 1.67 to 1.75 to 1.83					.1.92 to 2.00 to.2.08 to 2.17 to2.25 to
750,000-1,000k.	$0.96	. $1 ..05	$1.09	$1.14	$1.19.$1.24	$1.29	$1.34
5001-.750k. $0:93	$0.97	$1.02. $1.06	$1.11	$Ie16.	$1.21 $I.26	$1.3.1	$1.3'6
250k.-500k $094_	$0..98	$1.03 $I:07	,12	$1.1 7	..22.	$1.32	$1..37
0-250.,.k $0.95	$0,99	$1.04 $1.08.	$1.13		$1..23 ,$IeZS.	$1 ..33.	:$1.38

2.33. to 2.42 to. 2.50 to 2.58 to 2.67 to 2.75 to 2..83 to 2.92 to 3.00+

750kel,000k	$`1.39	$1.44	$1.48	$1,53	$1:58	$1.62	$1...67		-$1.78
500.k-750k	$1.41	$1..46	$1..50	$l ..55	$1.59	$1.64	$1.68	$_1 75	$1.80
250je-5001	$1.4 2	$1.47	$1.51	$1.56	$1 .. 60'	$1.65	$"1.:.69	$1,76	$'l,$. 1
0-250k	.$ IA.3	:$ L. 4:8-	52	$1,57	$1,61'.	$1.66	51 ..70	$1.77	$ 1. .82

All Non English and Spanish. Calls;. $1.84 per minute

Conference Call Back Calls: $0.58 per minute live operator transfer time plus $0:068. per minute  for the entire conference time for all call volumes. (Cabanas is' using LD at US point)

*Extended Length Calls not included in Average Call Length Calculations (Electronic 3-way, :TOTS, etc)

3.08 to 3.17 to 3.25 to 3.33 to .3,42-to 3.5 to 3,58 to 3.67 to 3.75 to 3.83 to 750k 1,000k $1.83 $1.88 $1.93 $1,98 $2.03 $2,08 $2.13 $2.18 $2.23 52.28

500k-750k

$ I.85 $1.90 $1:95 12.00 $2.05 $2.10 $2.1.5 $2.20 $2.25 $2.30

-2501:-500k

$1.86 $1..91 $1,96 $2.01 $2.06 $2.11 $2.16 $2.2:1 $2.26 .$2.31

0-250k.

$1.87 $1.92 $1.:97 $2.02 $2.07 $2.12 $2.17 $2.22 $2.27 $2.32.

3.92 to 4 to

4.08 to 4.17 to 4,25 to 4.33 to 4.42 to 4.50 to 4.58 to 4.67 to 750k-1,000k. $233 $2.38 $2:43 $2.48 $2.53 $2.58 .$2.63 $2.68 $2.73 $2.78,

500k-750k

$2.35 $2.40 $2.45 $2.50 $2,55 $2..60 $2.65 $2-.70 $2.75 $2.80

250k-500k

$2.36 $2.41 $2.46 $2.51 $2.56 $2.61 .$2,66 $2,71 $2.76 $2.81

0-250k.

$2.37 $2,42 $2.47 $2.52 $2;57 .$2.62 $2:67 $2.72 .$2.77 $2.82

4.75 to 4.83 to 4.92 to 5 to

5.08 to 5..1'7 to. 5.25 to 5.33 to 5.42 to 5.5 to '750k-1,000k $2.837 $2.88 $2.93 $2;98 $303 $3.08 $3:13 $3.18 $3.23 $3,28

500k-750k.

$2.85. $2,90 $2.95 $300 $3.05 $3..10 $3,15_ $3.20 :$3.25 $3.30

250k-500k

$2.86 $2.91 $2,96 $3,01 $3.06 $3.11 $3.16 $3.21 :$3.26 $33,1

0-250k

$2..8.7 $2.92 $2..97 $3..02 $3.07 $3..12 $3,17 $3:22 $3..27- $3,32

1)

Group 1: are live agent calls in English and Spanish of behalf of AT&T, AT&T .affiliates :and -Suppliers except LD Direct Group 2 calls or as describe in note

2)

Group 2 are live agent calls in .English and Spanish on behalf of AT&T LD Direct, AT&T LD Direct Affiliates and suppliers.

3.) Non English and Non-Spanish calls in Cantonese, Mandarin,. Korean, Japanese„ Tagalog, Vietnamese; and Polish on. behalf of AT&T,. AT&T LD Direct,. or their affiliates or suppliers.

4) Conference Call Back calls are calls where the customer is transferred back to AT&T, AT&T LD Direct, or their affiliates or suppliers..

5), The pricing. of all other calls will be defined. in specific work orders. Extended length. live operator calls that do not involve special long distance, language, or infrastructure costs will be priced according to the extended call length table. Live agent calls involving extra long distance, language, or other special cost will be priced in a special work order.

Toll Free Numbers (Any new toll free numbers requested)

$.15.00 per number

The terms and conditions of Agreement No. 02024517 in all other respects remain unmodified and in full force and. effect.

Proprietary Information.

The information. contained in this Agreement is not for use or disclosure outside AT&T; Supplier, their Affiliates and.. their third. party.
representatives, except under written Agreement by the contracting Parties.

Agreement .020245

IN WITNESS WHEREOF, the Parties have caused this Amendment to Agreement No. 02024517 to be executed, which may be in duplicate counterparts, each of which will be deemed to be an original instrument, as of the date the last Party signs.

Calibrus Inc.

AT&T Services Inc.

     By: /s/ Greg W Holmes

    By: /s/ Todd Weiss

     Printed Name:  Greg W Holmes

    Printed Name:  Todd Weiss

     Title:  President

    Title:  Sr. Contracts Manager

     Date 7-2-07

                                                                            Date:  6-29-07

Proprietary Information
The information contained in this. Agreement is- not use or disclosure outside-AT&T, Supplier,. their Affiliates-and their third party representatives, except under written Agreement by the contracting Parties.

AGREEMENT NO. 02.024517.A.004

This Amendment, effective on the date when signed by the last Party ("Effective Date"), and amending Agreement No. 02024517, is by and between Calibrus Inc., a Nevada corporation ("Supplier") and AT&T Services Inc., a Delaware corporation ("AT&T"), each of which may be referred to in the singular as "Party" or in the plural as "Parties."

WITNESSETH

WHEREAS, Supplier.and AT&T entered into Agreement. No. 02024517, on September 12, 2002, (the. "Agreement"); and

WHEREAS, Supplier and AT&T desire to amend the Agreement as hereinafter set forth.

Now, THEREFORE,. in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:

1.

Section 3.33 Term of Agreement Letter a. is hereby changed to read:

This Agreement is effective on the date the last Party signs and, unless Terminated or Canceled as provided in this Agreement, shall remain in effect for a term ending on December 31, 2009. The Parties may extend the term of this Agreement by mutual agreement in writing.

The terms and conditions of Agreement No. 02024517 in all other respects remain unmodified and in full force and effect,

IN WITNESS WHEREOF, the Parties have caused this Amendment to Agreement No. 02024517 to be executed, which may be in duplicate counterparts, each of which will be deemed to be an original instrument, as of the date the last Party signs.

Calibrus Inc.

AT&T Services Inc.

    By:  /s/ Greg W. Holmes

By: /s/ Todd Weiss

Printed Name:  Greg W. Holmes

Printed Name: Todd Weiss

     Title:  President

Title:  Senior Contract Mngr

     Date 8-14-2007                                                                  Date:  8-17-07

Proprietary Information
The information contained in this, Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written Agreement by the contracting, Parties.